Filed Pursuant to Rule 424(b)(5)
Registration No. 333-279005

PROSPECTUS SUPPLEMENT

(To prospectus dated April 30, 2024)

Trane Technologies Financing Limited

$500,000,000 5.100% Senior Notes due 2034

Fully and unconditionally guaranteed by

Trane Technologies plc

Trane Technologies Global Holding II Company Limited

Trane Technologies Americas Holding Corporation

Trane Technologies Lux International Holding Company S.à r.l.

Trane Technologies Irish Holdings Unlimited Company

Trane Technologies Company LLC

Trane Technologies HoldCo Inc.

Trane Technologies Financing Limited, an Irish private limited company with a registered office located at 170/175 Lakeview Dr., Airside Business Park, Swords, Co. Dublin, Ireland (“TTFL” or the “Issuer”), an indirect, wholly-owned subsidiary of Trane Technologies plc (“Trane plc”) is offering $500,000,000 aggregate principal amount of 5.100% Senior Notes due 2034 (the “notes”).

The net proceeds from this offering will be used to repay at maturity the 3.550% Senior Notes due 2024 (the “Existing 2024 Notes”) issued by TTFL, as successor issuer to Trane Technologies Luxembourg Finance S.A., including the payment of fees, expenses and accrued interest in connection therewith and any remaining proceeds for general corporate purposes.

Interest on the notes will be paid semi-annually in arrears on June 13 and December 13 of each year, beginning on December 13, 2024. The notes will mature on June 13, 2034.

The notes will be senior unsecured obligations of the Issuer and will rank equally with all of the Issuer’s existing and future senior unsecured indebtedness. The notes will be guaranteed, fully and unconditionally as to the payment of principal of and premium, if any, and interest on the notes by each of Trane plc, Trane Technologies Global Holding II Company Limited (“TTGH”), Trane Technologies Americas Holding Corporation (“TTAHC”), Trane Technologies Lux International Holding Company S.à r.l. (“Lux International”), Trane Technologies Irish Holdings Unlimited Company (“Irish Holdings”), Trane Technologies Company LLC (“TTC”) and Trane Technologies HoldCo Inc. (“Trane Holdco”), each of which is a wholly-owned subsidiary of Trane plc. We refer to Trane plc, TTGH, TTAHC, Lux International, Irish Holdings, TTC and Trane Holdco as the “Guarantors.” The guarantees will be senior unsecured obligations of the Guarantors and will rank equally with all of the Guarantors’ existing and future senior unsecured indebtedness.

The Issuer may redeem all or part of the notes at any time prior to maturity at the redemption prices specified in this prospectus supplement. See “Description of the Notes—Optional Redemption of the Notes.”

In the event of a Change of Control Triggering Event (as defined herein), the holders of the notes may require the Issuer to purchase all or part of their notes at the purchase price specified in this prospectus supplement.

Investing in the notes involves risks including those described in the “Risk Factors” section beginning on page S-12 of this prospectus supplement, page 7 of the accompanying prospectus and in our other filings with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Public Offering Price(1)		Underwriting Discount		Proceeds to the Issuer (before expenses)
	Per Note	Total	Per Note	Total	Per Note	Total
5.100% Senior Notes due 2034	99.706%	$498,530,000	0.650%	$3,250,000	99.056%	$495,280,000

(1)	Plus accrued interest, if any, from June 13, 2024, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We intend to list the notes on the New York Stock Exchange. Trading in the notes is expected to begin within 30 days of the original issue date. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the notes at any time. There is currently no established trading market for the notes.

We expect that delivery of the notes will be made to investors in book-entry form only through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V., against payment in New York, New York on or about June 13, 2024.

Joint Book-Running Managers

Citigroup	J.P. Morgan	Mizuho
BNP PARIBAS	BofA Securities	Goldman Sachs & Co. LLC

Co-Managers

Deutsche Bank Securities	MUFG	US Bancorp

Prospectus Supplement dated June 4, 2024

PROSPECTUS SUPPLEMENT

PROSPECTUS

Neither we nor the underwriters have authorized anyone to provide you with information or make any representations about anything not contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus issued by us or the documents incorporated by reference in this prospectus supplement. This prospectus supplement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities or related guarantee offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus supplement nor any sale made under it implies that there has been no change in

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our affairs or that the information in this prospectus supplement is correct as of any date after the date of this prospectus supplement. Our business, results of operations, financial condition and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, references in this prospectus supplement to “the Company,” “we,” “us” and “our” refer, collectively, to Trane plc and its consolidated subsidiaries, including the Issuer and the other Guarantors; the “Issuer” refers only to TTFL and not to its subsidiaries or affiliates; and the “Guarantors” refers, collectively, to Trane plc, TTGH, TTAHC, Lux International, Irish Holdings, TTC and Trane Holdco and to each other guarantor who guarantees the notes under the indenture that governs the notes, but not to any of their subsidiaries or affiliates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we are offering to sell the notes using this prospectus supplement and the accompanying prospectus. This prospectus supplement describes the specific terms of this offering. The accompanying prospectus provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein and therein, and the additional information described below under the heading “Where You Can Find More Information.”

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC of which this prospectus supplement and the accompanying prospectus form a part. This prospectus supplement and the accompanying prospectus do not contain all the information in the registration statement. The registration statement includes and incorporates by reference additional information and exhibits. Any statement made in this prospectus supplement and the accompanying prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and on our corporate website at http://investors.tranetechnologies.com/financial-information/secfilings. Information on our website does not constitute part of this prospectus supplement or the accompanying prospectus, and any references to this website or any other website are inactive textual references only.

Our ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the trading symbol “TT.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We “incorporate by reference” in this prospectus supplement the information contained in documents we file with the SEC, which means that we disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is considered to be part of this prospectus supplement and you should read the information with the same care that you read this prospectus supplement. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement, the following documents:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 8, 2024 (The “2023 Form 10-K”);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 filed with the SEC on April 30, 2024;

•

Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2024 (excluding any portions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023); and

•	Our Current Reports on Form 8-K filed with the SEC on January 10, 2024 and February 8, 2024.

All future filings that we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until all the securities offered by this prospectus supplement have been issued as described in this prospectus supplement, are deemed incorporated into and part of this prospectus supplement once filed. We are not, however, incorporating, in each case, any documents (or portions thereof) or information that we are deemed to furnish and not file in accordance with SEC rules. Any statement in this prospectus supplement or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement. Once so changed, the earlier statement is no longer considered part of this prospectus supplement.

You may request by phone or in writing a copy of any of the materials incorporated (other than exhibits, unless the exhibits are themselves specifically incorporated) into this prospectus supplement and we will provide to you these materials free of charge. Please make your request to Evan M. Turtz, Secretary, c/o Trane Technologies Company LLC, 800-E Beaty Street, Davidson, North Carolina 28036, telephone (704) 655-4000.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus supplement, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “potential,” “predict,” “target,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements.

Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, share or debt repurchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding our sustainability and Environmental, Social, and Governance (ESG) commitments; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on currently available information and our current assumptions, expectations and projections about future events. While we believe that our assumptions, expectations and projections are reasonable in view of the currently available information, you are cautioned not to place undue reliance on our forward-looking statements. You are advised to review any further disclosures we make on related subjects in materials we file with or furnish to the SEC. Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. They are subject to future events, risks and uncertainties—many of which are beyond our control—as well as potentially inaccurate assumptions, that could cause actual results to differ materially from our expectations and projections. We do not undertake to update any forward-looking statements.

Factors that might affect our forward-looking statements include, among other things:

•

overall economic, political and business conditions in the markets in which we operate including recessions, economic downturns, price instability, slow economic growth and social and political instability;

•	impacts of global health crises, epidemics, pandemics, or other contagious outbreaks on our business operations, financial results and financial position and on the world economy;

•	commodity and raw material shortages, supply chain risks and price increases;

•	national and international conflict, including war, civil disturbances and terrorist acts, and other geopolitical hostilities and tensions;

•	trade protection measures such as import or export restrictions and requirements, the imposition of tariffs and quotas or revocation or material modification of trade agreements;

•	competitive factors in the markets in which we compete;

•	the development, commercialization and acceptance of new and enhanced products and services;

•	attracting and retaining talent;

•	work stoppages, union negotiations, labor disputes and similar issues;

•	other capital market conditions, including availability of funding sources, interest rate fluctuations and other changes in borrowing costs;

•	currency exchange rate fluctuations, exchange controls and currency devaluations;

•	the outcome of any litigation, governmental investigations, claims or proceedings;

•	risks and uncertainties associated with the asbestos-related bankruptcy proceedings for our deconsolidated subsidiaries Aldrich Pump LLC and Murray Boiler LLC;

•	the impact of potential information technology system failures, vulnerabilities, data security breaches or other cybersecurity issues;

•	evolving data privacy and protection laws;

•	intellectual property infringement claims and the inability to protect our intellectual property rights;

•	changes in laws and regulations;

•	climate change, changes in weather patterns, natural disasters and seasonal fluctuations;

•	national, regional and international regulations and policies associated with climate change and the environment;

•	the outcome of any tax audits or settlements;

•	the strategic acquisition or divestiture of businesses, product lines and joint ventures;

•	impairment of our goodwill, indefinite-lived intangible assets and/or our long-lived assets; and

•

changes in tax laws and requirements (including tax rate changes, new tax laws, new and/or revised tax law interpretations and any legislation that may limit or eliminate potential tax benefits resulting from our incorporation in a non-U.S. jurisdiction, such as Ireland).

Additional risks and uncertainties can be found in the sections titled “Risk Factors” below, “Risk Factors” and “Cautionary Statement For Forward-Looking Statements” in our 2023 Form 10-K and “Risk Factors” in our subsequent quarterly reports on Form 10-Q as well as in our other filings with the SEC. Forward-looking statements speak only as of the date when made. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, before making an investment decision. See “Where You Can Find More Information.”

Company Overview

Trane Technologies plc, a public limited company (“Trane plc”), formerly Ingersoll-Rand plc, was incorporated in Ireland in 2009. In February 2020, Ingersoll-Rand plc completed the separation of its industrial segment business through a spin-off of Ingersoll-Rand U.S. HoldCo, Inc., and subsequently changed its name to Trane Technologies plc.

Trane plc, together with its consolidated subsidiaries, is a global climate innovator. We bring sustainable and efficient solutions to buildings, homes and transportation through our strategic brands, Trane® and Thermo King®, and our environmentally responsible portfolio of products, services and connected intelligent controls. We generate revenue and cash primarily through the design, manufacture, sales and service of solutions for Heating, Ventilation and Air Conditioning (“HVAC”), transport refrigeration, and custom refrigeration solutions. As an industry leader with an extensive global install base, our growth strategy includes expanding recurring revenue through services and rental options. Our unique business operating system, uplifting culture and highly engaged team around the world are also central to our earnings and cash flow growth.

Through our sustainability-focused strategy and purpose to boldly challenge what’s possible for a sustainable world, we meet critical needs and growing global demand for innovation that reduces greenhouse gas emissions while enabling healthier, efficient indoor environments and safe, reliable delivery of essential temperature-controlled cargo. We have announced certain defined sustainability commitments with a goal of achieving these commitments by 2030 (“2030 Sustainability Commitments”). Trane plc’s bold 2030 Sustainability Commitments have been verified by the Science Based Targets initiative (“SBTi”) and include our ‘Gigaton Challenge’ to reduce customer greenhouse gas emissions by a billion metric tons, ‘Leading by Example’ through carbon-neutral operations across our own footprint, and ‘Opportunity for All’ by building a diverse workforce reflective of our communities.

Our reportable segments are as follows:

Americas

Our Americas segment innovates for customers in North America and Latin America. The Americas segment encompasses commercial heating, cooling and ventilation systems, building controls, and energy services and solutions; residential heating and cooling; and transport refrigeration systems and solutions.

EMEA

Our EMEA segment innovates for customers in the Europe, Middle East and Africa region. The EMEA segment encompasses heating, cooling and ventilation systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

Asia Pacific

Our Asia Pacific segment innovates for customers throughout the Asia Pacific region. The Asia Pacific segment encompasses heating, cooling and ventilation systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

The Issuer

Trane Technologies Financing Limited

Trane Technologies Financing Limited, an Irish private limited company incorporated in April 2018 (“TTFL” or the “Issuer”), is an indirect, wholly owned subsidiary of Trane plc.

The registered office of TTFL is located at 170/175 Lakeview Dr., Airside Business Park, Swords, Co. Dublin, Ireland, telephone +(353) (1) 8953200.

The Guarantors

Trane Technologies plc

Trane Technologies plc, an Irish public limited company incorporated in April 2009, is the ultimate parent company of the Issuer and the other guarantors.

The registered office of Trane plc is located at 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin, K67 Ew96, Ireland, telephone +(353) (1) 8953200.

Trane Technologies HoldCo Inc.

Trane Technologies HoldCo Inc., a corporation incorporated in Delaware in April 2020 (“Trane Holdco”), is an indirect, wholly owned subsidiary of Trane plc.

The principal executive office of Trane Holdco is located at 800-E Beaty Street, Davidson, NC 28036, telephone (704) 655-4000.

Trane Technologies Lux International Holding Company S.à r.l.

Trane Technologies Lux International Holding Company S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) incorporated on November 20, 2013 and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B182.971 (“Lux International”), is an indirect, wholly owned subsidiary of Trane plc.

The registered office of Lux International is located at 20, rue des Peupliers, L-2328 Luxembourg, R.C.S. Luxembourg: B182971 telephone +(352) 28571620.

Trane Technologies Global Holding II Company Limited

Trane Technologies Global Holding II Company Limited, a corporation incorporated in Delaware in November 2023 (“TTGH”), is an indirect, wholly owned subsidiary of Trane plc.

The principal executive office of TTGH is located at 800-E Beaty Street, Davidson, NC 28036, telephone (704) 655-4000.

Trane Technologies Americas Holding Corporation

Trane Technologies Americas Holding Corporation, a corporation incorporated in Delaware (“TTAHC”), was formerly a Kentucky limited liability company until it was incorporated under the laws of Delaware on November 15, 2023 pursuant to a domestication transaction and is an indirect, wholly owned subsidiary of Trane plc.

The principal executive office of TTAHC is located at 800-E Beaty Street, Davidson, NC 28036, telephone (704) 655-4000.

Trane Technologies Irish Holdings Unlimited Company

Trane Technologies Irish Holdings Unlimited Company, an Irish private unlimited company incorporated in November 1998 (“Irish Holdings”), is a wholly owned subsidiary of Trane plc.

The registered office of Irish Holdings is located at 170/175 Lakeview Drive, Airside Business Park, Swords, Co. Dublin, K67 Ew96, Ireland, telephone +(353) (1) 8953200.

Trane Technologies Company LLC

Trane Technologies Company LLC, a limited liability company formed in Delaware in May 2020 upon conversion from a Texas limited liability company (“TTC”), is an indirect, wholly owned subsidiary of Trane plc.

The principal executive office of TTC is located at 800-E Beaty Street, Davidson, NC 28036, telephone (704) 655-4000.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should read this prospectus supplement and the accompanying prospectus before making an investment in the notes. The “Description of the Notes” section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes.

Issuer	Trane Technologies Financing Limited.

Guarantors	Trane Technologies plc, Trane Technologies Global Holding II Company Limited, Trane Technologies Americas Holding Corporation, Trane Technologies Lux International Holding Company S.à r.l., Trane Technologies Irish Holdings Unlimited Company, Trane Technologies Company LLC and Trane Technologies HoldCo Inc. will fully and unconditionally guarantee the payment of principal of and the premium, if any, and interest on the notes.

Notes Offered	$500,000,000 aggregate principal amount of 5.100% Senior Notes due 2034.

Maturity Date	The notes will mature on June 13, 2034.

Interest Payment Dates	The notes will bear interest from and including June 13, 2024. The notes will bear interest at 5.100% per year, calculated based on twelve 30-day months and a 360-day year.

Interest on the notes will be payable semi-annually in arrears on June 13 and December 13 of each year, beginning December 13, 2024, to the holders of record of such notes at the close of business on the preceding May 29 or November 28, whether or not such day is a business day.

Additional Amounts	All payments made by the Issuer or any Guarantor (except TTGH, TTAHC, TTC and Trane Holdco) or any successor to such Issuer or Guarantor (except TTGH, TTAHC, TTC and Trane Holdco) under or with respect to the notes or the guarantees in respect of interest and principal will be made without tax withholding or deductions, unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, we will pay to each beneficial owner such additional amounts as may be necessary to ensure that the net amount received by the beneficial owner after such withholding or deduction (and after deducting any taxes on the additional amounts) will equal the amounts which would have been received by the beneficial owner had no such withholding or deduction been required, subject to certain exceptions set forth under “Description of the Notes—Additional Amounts.”

Ranking	The notes and the guarantees will be senior unsecured obligations of, respectively, the Issuer and each Guarantor and will:

•	rank equally in right of payment with all of the Issuer’s and each Guarantor’s existing and future senior unsecured indebtedness;

•	rank senior in right of payment to all of the Issuer’s and each Guarantor’s future subordinated indebtedness;

•	be effectively subordinated in right of payment to any existing and future secured indebtedness of the Issuer and each Guarantor to the extent of the collateral securing such indebtedness; and

•	be structurally subordinated in right of payment to indebtedness of Trane plc’s subsidiaries (other than the Issuer and the Guarantors).

Optional Redemption	The Issuer may redeem the notes in whole or in part at any time, and from time to time, prior to March 13, 2034 (three months prior to the maturity date of the notes) at a redemption price equal to the greater of 100% of the principal amount of such notes to be redeemed and a “make-whole” redemption price as described under “Description of the Notes—Optional Redemption of the Notes,” in either case, plus accrued and unpaid interest to the date of redemption.

The Issuer may redeem the notes in whole or in part at any time, and from time to time, on or after March 13, 2034 (three months prior to the maturity date of the notes) at a redemption price equal to 100% of the principal amount of notes being redeemed, plus accrued and unpaid interest thereon up to, but not including, the redemption date. See “Description of the Notes—Optional Redemption of the Notes.”

Tax Redemption	If, as a result of certain tax law changes, the Issuer or any Guarantor (except TTGH, TTAHC, TTC and Trane Holdco) would be obligated to pay additional amounts in respect of withholding taxes or certain other tax indemnification payments with respect to the notes, and such obligation cannot be avoided by taking reasonable measures available to the Issuer or such Guarantor, the Issuer or such Guarantor may redeem the notes in whole, but not in part, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, and all additional amounts, if any, then due or becoming due on the redemption date. See “Description of the Notes—Optional Redemption.”

Change of Control	Upon the occurrence of a Change of Control Triggering Event (as defined under “Description of the Notes—Change of Control”), unless the Issuer has exercised its right to redeem the notes, each holder of the notes will have the right to require the Issuer to purchase all or a portion of such holder’s notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

Covenants	The Issuer will issue the notes under an indenture to be entered into with the Guarantors and Computershare Trust Company, N.A. , as trustee (the “trustee”).

The indenture will contain limitations on, among other things:

•	Trane plc and its restricted subsidiaries’ ability to incur indebtedness secured by certain liens;

•	Trane plc and its restricted subsidiaries’ ability to engage in certain sale and leaseback transactions; and

•	the Issuer and each Guarantor’s ability to consolidate or merge with or into, or sell substantially all of its assets to, another person.

These covenants will be subject to a number of important exceptions and qualifications. For more details, see “Description of the Notes.” The notes will also contain certain events of default.

Use of Proceeds	We estimate that the net proceeds from this offering will be approximately $493.9 million after deducting the underwriters’ discount and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to repay at maturity the Existing 2024 Notes, issued by TTFL, as successor issuer to Trane Technologies Luxembourg Finance S.A., and any remaining proceeds for general corporate purposes. See “Use of Proceeds.”

Form and Denomination	The notes will be issued in fully registered book-entry form and will be represented by global notes without interest coupons. The global notes will be deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (“DTC”) in New York, New York. Investors may elect to hold interests in the global notes through DTC and its direct or indirect participants as described under “Description of the Notes—Book-Entry Form.”

The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Additional Issuances	The Issuer may, at any time, without the consent of the holders of the notes offered hereby, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes offered hereby. Any such additional notes having such similar terms, together with the notes offered hereby, may constitute a single series of notes under the indenture, provided that if the additional notes are not fungible with the notes offered hereby for U.S. federal income tax purposes, the additional notes will have a different CUSIP number.

Listing	We intend to list the notes on the New York Stock Exchange.

Trading in the notes is expected to begin within 30 days of the original issue date. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the notes at any time. The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes. See “Underwriting (Conflicts of Interest)” beginning on page S-48 of this prospectus supplement.

Conflicts of Interest	Certain of the underwriters and/or certain of their respective affiliates may own a portion of the Existing 2024 Notes and accordingly may receive a portion of the net proceeds of this offering used to repay at maturity the Existing 2024 Notes. If payments associated with such debt repayment to underwriters and their affiliates amount to 5% or more of the net proceeds from this offering, there would be a “conflict of interest” under Rule 5121 of FINRA. Because the notes are investment grade rated, no “qualified independent underwriter” is required to be appointed in connection with this offering. However, as required by FINRA Rule 5121, no sale of the notes will be made by the affected underwriter to an account over which it exercises discretion without the prior specific written consent of the account holder. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

Risk Factors	See “Risk Factors” beginning on page S-12 of this prospectus supplement and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes.

For additional information regarding the notes, please read “Description of the Notes” in this prospectus supplement.

RISK FACTORS

Investing in the notes involves various risks, including the risks below. You should carefully consider the following risk factors and the risk factors included in the accompanying prospectus and in our 2023 Form 10-K and all other information contained in this prospectus supplement before investing in the notes.

Risks Related to the Notes

The Issuer’s and the Guarantors’ holding company structure and the fact that the notes are effectively subordinated to the Issuer’s and each Guarantor’s secured debt to the extent of the value of the assets securing such debt, and structurally subordinated to all the indebtedness and other liabilities of each Guarantor’s subsidiaries, may impact your ability to receive payment on the notes. In addition, the Issuer currently has no material assets or operations and therefore will be dependent upon funds received from the Guarantors and other Trane plc subsidiaries to service the notes.

The Issuer and the Guarantors are primarily holding companies, and a significant amount of the assets of the Issuer and each Guarantor is held by, and the Issuer’s and each Guarantor’s operations are conducted through, its subsidiaries. As a result, the Issuer and each Guarantor is primarily dependent upon the earnings of its subsidiaries and the distribution to it of earnings, loans or other payments by its subsidiaries for cash flow. In addition, the Issuer currently has no material assets or operations. Accordingly, the Issuer will be primarily dependent upon funds received from the Guarantors and other Trane plc subsidiaries, and the Guarantors will be primarily dependent on the earnings of their subsidiaries, to service the notes. In the event that the Issuer does not receive funds from the Guarantors or other Trane plc subsidiaries, the Issuer may be unable to make the required principal and interest payments on the notes. The subsidiaries of the Issuer and each Guarantor are separate and distinct legal entities and have no obligation to pay any amounts due on the debt of the Issuer or any Guarantor or to provide any of them with funds for any payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances to the Issuer or any Guarantor by any respective subsidiary could be subject to statutory or contractual restrictions. Payments to the Issuer and each Guarantor by any of their respective subsidiaries will also be contingent upon such subsidiary’s earnings and business considerations.

The notes will effectively be subordinated to all of the Issuer’s existing and future secured debt to the extent of the value of the assets securing such debt, and the guarantees will effectively be subordinated to all of the Guarantors’ existing and future secured debt to the extent of the value of the assets securing such debt. As of March 31, 2024, neither the Issuer nor any Guarantor had any material secured long-term indebtedness outstanding.

The claims of creditors of any subsidiary of the Issuer or any Guarantor will be required to be paid prior to the holders of the notes to the extent such creditors have a claim (if any) against such subsidiary. The right of the Issuer or any Guarantor to receive any assets of any respective subsidiary upon the foreclosure, dissolution, winding-up, liquidation, reorganization or bankruptcy proceeding of any such subsidiary, and therefore the right of the holders of the notes to participate in those assets, would be structurally subordinated to the claims of such subsidiary’s creditors, including trade creditors. In addition, even if the Issuer or a Guarantor were a creditor of such subsidiary, their rights as a creditor would be effectively subordinated to any security interest in the subsidiary and any indebtedness of the subsidiary senior to that held by the Issuer or such Guarantor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes.

The covenants in the indenture that governs the notes provide limited protection to holders of notes.

The indenture governing the notes contains covenants limiting Trane plc and its restricted subsidiaries’ ability to create certain liens and enter into certain sale and lease-back transactions and the Issuer’s and each Guarantor’s ability to consolidate or merge with, or sell, convey or lease all or substantially all our assets to, another person. However, the covenants addressing limitations on liens and on sale and lease-back transactions do not apply directly to any of Trane plc’s subsidiaries other than “restricted subsidiaries” (as defined under “Description of the Notes”) and will contain exceptions that will allow us to incur liens with respect to material assets. See “Description of the Notes—Certain Covenants.” In light of these exceptions, your notes may be structurally or effectively subordinated to new lenders. The indenture does not limit the amount of additional debt that we or our subsidiaries may incur.

Upon the occurrence of a Change of Control Triggering Event, you will have the right to require us to repurchase the notes as provided in the indenture governing the notes. However, the Change of Control Triggering Event provisions will not afford you protection in the event of certain highly leveraged transactions that may adversely affect you. For example, any leveraged recapitalization, refinancing, restructuring or acquisition initiated by us generally will not constitute a Change of Control that would potentially lead to a Change of Control Triggering Event. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit rating or otherwise adversely affect the Holders. If any such transaction were to occur, the value of the notes could decline.

We may not have sufficient cash to purchase the notes upon a Change of Control Triggering Event.

As described under “Description of the Notes—Change of Control,” the Issuer will be required to offer to purchase all of the notes upon the occurrence of a Change of Control Triggering Event. The Issuer may not, however, have sufficient cash at that time or have the ability to arrange necessary financing on acceptable terms to purchase the notes under such circumstances. If the Issuer were unable to purchase the notes upon the occurrence of a Change of Control Triggering Event, it would result in an event of default under the indenture governing the notes.

Our existing and future indebtedness may limit cash flow available to invest in the ongoing needs of our business, which could prevent us from fulfilling our obligations under the notes.

Our total indebtedness at March 31, 2024 was $4,880.8 million. We have the ability to incur substantial additional indebtedness in the future, including through additional debt offerings and pursuant to our existing credit agreements, under which credit agreements we had borrowing capacity of at least $2.0 billion as of March 31, 2024.

Our level of indebtedness and our ability to incur additional indebtedness could have important consequences to you. For example, it could:

•	adversely impact the trading price for, or the liquidity of, the notes;

•

require us to dedicate a substantial portion of our cash flow from operations to the payment of debt service, reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and other general corporate purposes;

•	increase our vulnerability to adverse economic or industry conditions;

•	adversely affect our ability to obtain additional financing on favorable terms or at all in the future; and

•	place us at a competitive disadvantage compared to businesses in our industry that have less indebtedness.

Any failure to comply with covenants in the instruments governing our debt could result in an event of default which, if not cured or waived, would have a material adverse effect on us.

You may not be able to sell your notes if active trading markets for the notes do not develop.

The notes constitute a new issue of securities, for which there is no existing trading market. The Issuer intends to list the notes on the New York Stock Exchange. However, the Issuer cannot provide you with any assurance regarding whether active trading markets for the notes will develop, the ability of holders of the notes to sell their notes or the prices at which holders may be able to sell their notes. In addition, even if the listing of the notes on the New York Stock Exchange is obtained, the Issuer will have no obligation to maintain such listing, and we may delist the notes at any time. If no active trading markets develop, you may be unable to resell the notes at any price or at their fair market value or at all.

Federal and state laws and Luxembourg and Irish law allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

The issuance by a Guarantor of its guarantee may be subject to review under federal and state laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of the Guarantor. Under the U.S. bankruptcy law and comparable provisions of state fraudulent transfer and conveyance laws, any guarantee of the notes could be voided, or claims in respect of a guarantee could be subordinated to all other existing and future debts of that guarantor if, among other things, and depending upon the jurisdiction whose laws are applied, the Guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some jurisdictions, when payments came due under such guarantee:

•	issued the guarantee with the intent of hindering, delaying or defrauding any present or future creditor; or

•

received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and (1) was insolvent or rendered insolvent by reason of such incurrence, (2) was engaged in a business or transaction for which the Guarantor’s remaining assets constituted unreasonably small capital or (3) intended to incur, or believed or reasonably should have believed that it would incur, debts beyond its ability to pay such debts as they matured.

The measures of insolvency for the purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a Guarantor would be considered insolvent if:

•	the sum of its existing debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become due; or

•	it could not pay its debts as they become due.

We cannot be certain as to the standard that a court would use to determine whether or not the Guarantors were solvent upon issuance of their guarantees, or regardless of the actual standard applied by the court, that the issuance of a guarantee would not be voided or subordinated to the Issuer’s or the Guarantors’ other debt.

If a guarantee were legally challenged, it could also be subject to the claim that, since the guarantee was incurred for the benefit of the Issuer, and only indirectly for the benefit of the Guarantor, the obligations of the Guarantor were incurred for less than fair consideration. A court could therefore void the obligations under the guarantee or subordinate the guarantee to the Guarantor’s other debt or take other action detrimental to you. If a court voided the guarantee, you would no longer have a claim against the Guarantor for amounts owed in respect of the guarantee. In addition, a court might direct you to repay any amounts already received from Guarantor under the guarantee. If a court were to void the guarantee, funds may not be available from other sources to pay our obligations under the notes.

The guarantee of the notes by Trane plc and Irish Holdings may be subject to review under Irish law in the following circumstances:

•	Trane plc or Irish Holdings, as applicable, having become insolvent, or deemed likely to become insolvent, is made the subject of court protection under the examinership procedure (reserved for companies deemed to have a reasonable prospect of survival), and the court approves a scheme for the compromise of debts of Trane plc or Irish Holdings, as applicable, setting aside part or all of the obligations of Trane plc or Irish Holdings, as applicable, under the guarantee;

•

Trane plc or Irish Holdings, as applicable, having become the subject of liquidation proceedings within six months (or two years if the guarantee is given in favor of anyone who is, in relation to Trane plc or Irish Holdings, as applicable, a “connected person” as defined in Section 559 (1) of the Companies Act 2014 of Ireland)) of issuing the guarantee, is made the subject of an application by the liquidator, on behalf of Trane plc or Irish Holdings, as applicable, to the Irish courts to void the guarantee on the grounds that the issuance of the guarantee constituted a preference over other creditors at a time when Trane plc or Irish Holdings, as applicable, was insolvent;

•

if Trane plc or Irish Holdings, as applicable, were wound up, the Irish courts, on the application of a liquidator or creditor, may, if it can be shown that the guarantee or any payments made thereunder constituted a fraud on Trane plc or Irish Holdings, as applicable, order a return of payments made by Trane plc or Irish Holdings, as applicable, under the guarantee; or

•	if the guarantee is challenged on the grounds that there was no corporate benefit to Trane plc or Irish Holdings, as applicable, in entering into the guarantee.

Lux International is organized in Luxembourg, the Issuer, Trane plc and Irish Holdings are organized in Ireland, and a substantial portion of our assets are located outside the United States. As a result, you may have difficulty enforcing, or may be unable to enforce, judgments obtained in the United States.

Lux International is organized under the laws of Luxembourg, the Issuer, Trane plc and Irish Holdings are organized under the laws of Ireland, and a substantial portion of our respective assets are located outside the United States. As a result, it may not be possible to enforce court judgments obtained in the United States against us or our directors or officers (whether based on the civil liability provisions of U.S. federal or state securities laws, New York law as the governing law of the notes, indenture and guarantees or otherwise) in Luxembourg, Ireland or in countries other than the United States where we have assets. We have been advised by our legal advisors in each of Luxembourg and Ireland, respectively, that the United States does not currently have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters with either Luxembourg or Ireland. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States, whether based on U.S. federal or state securities laws or otherwise, would not automatically be enforceable (and may not be enforceable at all) in Luxembourg or Ireland. Furthermore, you will not be able to bring a lawsuit or otherwise seek any remedies under the laws of the United States or any states therein (“U.S. Law”), including remedies available under the U.S. federal securities laws, in courts of Luxembourg or Ireland (otherwise than in relation to agreements governed by U.S. Law where Luxembourg or Irish courts have accepted jurisdiction to hear the matter). See “Service of Process and Enforcement of Liabilities” for further information.

USE OF PROCEEDS

The net proceeds from this offering will be approximately $493.9 million, after deducting the underwriters’ discount and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to repay at maturity the Existing 2024 Notes, including the payment of fees, expenses and accrued interest in connection therewith, and any remaining proceeds for general corporate purposes. Prior to the repayment of the Existing 2024 Notes at maturity, we may temporarily invest the net proceeds in marketable securities and short-term, interest bearing investments consistent with our cash management policy.

We expect the cost of repaying at maturity the Existing 2024 Notes, which bear interest at a rate of 3.550% per annum and mature on November 1, 2024, to be approximately $500 million, excluding accrued and unpaid interest.

Nothing in this prospectus supplement should be construed as a notice of redemption with respect to the Existing 2024 Notes.

CAPITALIZATION

The following table sets forth the capitalization of Trane plc as of March 31, 2024:

•	on an actual basis; and

•	on an as-adjusted basis to give effect to the consummation of the offering of the notes and the use of the net proceeds from this offering as described under “Use of Proceeds.”

You should read the following table in conjunction with the consolidated financial statements and the related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Trane plc’s Form 10-Q for the quarter ended March 31, 2024, as well as the section of this prospectus supplement entitled “Use of Proceeds.”

	As of March 31, 2024
	Actual	As adjusted
	(in millions)
Cash and cash equivalents	$849.9	$839.5
Short-term obligations:
The Existing 2024 Notes(1)	499.6	—
Other Short-term borrowings and current maturities of long-term debt	402.5	402.5
Long-term obligations:
The notes offered hereby(2)	—	498.5
Other long-term obligations(3)	3,978.7	3,978.7
Total debt	4,880.8	4,879.7
Total equity	6,910.8	6,910.8

Total capitalization	$11,791.6	$11,790.5

(1)

The “As Adjusted” amount reflects the repayment of $499.6 million principal of the Existing 2024 Notes, which we intend to repay at maturity with the net proceeds received in this offering, plus accrued interest thereon. See “Use of Proceeds.”

(2)	Includes the unamortized original issue discount and excludes the underwriters’ discount and estimated offering expenses payable by us.
(3)	Excludes the current maturities of long-term debt.

DESCRIPTION OF THE NOTES

The notes are to be issued as a series of senior debt securities under an indenture to be entered into among the Issuer, Trane plc, TTGH, TTAHC, Lux International, Irish Holdings, TTC and Trane Holdco, as guarantors, and Computershare Trust Company, N.A., as trustee.

The Issuer will issue the notes pursuant to a supplemental indenture setting forth specific terms applicable to the notes. The statements under this caption relating to the notes and the indenture, including any supplemental indentures (collectively, the “indenture”), are brief summaries only, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture and the notes, forms of which are available from us. In addition, the following description is qualified in all respects by reference to the actual text of the indenture and the form of the notes. We urge you to read the indenture because it, and not this description, will define your rights as a holder of the notes.

As used in this Description of the Notes, “Trane Parent” means Trane plc until another person has succeeded to it pursuant to the applicable provisions of the indenture, and thereafter “Trane Parent” means such successor person.

Capitalized terms used herein but not defined have the meanings set forth in the accompanying prospectus or the indenture.

General

In this offering, the notes initially will be limited to $500,000,000 aggregate principal amount. The notes will constitute a series of securities under the indenture. The Issuer may, at any time, without the consent of the holders of the notes issued hereby, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes issued hereby. Any additional notes of any series having such similar terms, together with the notes issued hereby, may constitute a single series of notes under the indenture; provided, however, if the additional notes are not fungible with the notes issued hereby for U.S. federal income tax purposes, such additional notes will have a different CUSIP number.

The notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will mature on June 13, 2034, unless earlier redeemed by the Issuer. Upon surrender, the notes will be repaid at 100% of the principal amount thereof.

All payments of interest and principal will be payable in United States dollars. The notes will be issued only in book-entry form through the facilities of The Depository Trust Company, except in certain circumstances described in “—Book-Entry Form.”

Principal, interest and any premium on the notes will be paid at the place or places that the Issuer will designate for such purposes. However, the Issuer, at its option, may make interest payments by check mailed or funds transferred to persons in whose names the notes are registered. Payment of interest on a note which is payable and is punctually paid or duly provided for on any interest payment date will be made to the person in whose name that note is registered at the close of business on the regular record date for that interest payment. The Issuer will pay the principal of (and premium, if any, on) registered notes only against surrender of those notes.

In any case where any interest payment date, redemption date or stated maturity of the notes shall not be a business day at any place of payment, then (notwithstanding any other provision of the indenture or of the notes or the guarantees) payment of principal (and premium, if any) or interest, if any, need not be made at such place of payment on such date, but may be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date or redemption date, or at the stated maturity, provided that no interest shall accrue for the period from and after such interest payment date, redemption date or stated maturity, as the case may be.

The indenture provides that each holder of notes consents to the Issuer or any Guarantor applying to a court of competent jurisdiction for an order sanctioning, approving, consenting to or confirming a reduction in any of its share capital accounts including, without limitation, by re-characterizing any sum standing to the credit of an undenominated capital account as a distributable reserve. The indenture provides that each holder agrees that the trustee, on behalf of the holder, is authorized and directed to give its consent to any such reduction.

The transferor of any note shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Interest Payments

The notes will bear interest from and including June 13, 2024. The notes will bear interest at 5.100% per year, calculated based on twelve 30-day months and a 360-day year. Interest on the notes will be paid semi-annually in arrears on June 13 and December 13 of each year, beginning on December 13, 2024, to the holders of record of such notes at the close of business on the preceding May 29 or November 28, whether or not such day is a business day.

Ranking

The notes will be unsecured, unsubordinated obligations of the Issuer and will rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Issuer. Because the notes will not be secured, they will be effectively subordinated to any existing and future secured indebtedness of the Issuer to the extent of the value of the collateral securing that indebtedness. The notes will also be subordinated to the liabilities of any future subsidiaries of the Issuer.

Guarantee

Payment of the principal of (and premium, if any, on) and interest on the notes, and all other amounts due under the indenture, will be fully and unconditionally guaranteed on an unsecured, unsubordinated basis by the Guarantors. The guarantees of the notes will rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Guarantors. Because the guarantees will not be secured, they will be effectively subordinated to any existing and future secured indebtedness of the Guarantors to the extent of the value of the collateral securing that indebtedness. The guarantees will also be subordinated to the liabilities of the subsidiaries of the Guarantors that do not guarantee the notes.

The obligations of each Guarantor under its guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Additional Amounts

All payments made by the Issuer or any Guarantor (except TTGH, TTAHC, TTC and Trane Holdco) or a successor to the Issuer or such Guarantor (except TTGH, TTAHC, TTC and Trane Holdco) (each a “Payor”) on the notes in respect of interest, premium (if any) and principal will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of:

(1)

any jurisdiction from or through which payment on the notes or the applicable guarantee is made in respect of interest, premium or principal, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(2)

any other jurisdiction in which a Payor is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each of clauses (1) and (2), a “Relevant Taxing Jurisdiction”), will at any time be required from any payments made with respect to the notes in respect of interest, premium or principal, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each beneficial owner of the notes or the guarantee, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), equal the amounts which would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable with respect to:

(1)

any Taxes that would not have been so imposed but for the existence of any present or former connection between the beneficial owner (or between a fiduciary, settlor, beneficiary, partner, member, shareholder or other holder of equity interests of, or possessor of power over, the relevant beneficial owner, if the relevant beneficial owner is an estate, nominee, trust, partnership, limited liability company, corporation or other entity) and the Relevant Taxing Jurisdiction (including the beneficial owner being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) other than by the mere ownership or holding of such note or enforcement of rights thereunder or under the guarantee or the receipt of payments in respect thereof;

(2)

any Taxes that would not have been so imposed if the beneficial owner had made a declaration of non-residence or any other claim or filing for exemption to which it is entitled (provided that (x) such declaration of non-residence or other claim or filing for exemption is required by the applicable law of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption is required under the applicable law of the Relevant Taxing Jurisdiction, the relevant beneficial owner at that time has been notified (in accordance with the procedures set forth in the indenture) by the Payor or any other person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption is required to be made);

(3)

any note presented for payment (where presentation is permitted or required) more than 30 days after the relevant payment is first made available for payment to the beneficial owner (except to the extent that the beneficial owner would have been entitled to Additional Amounts had the note been presented during such 30 day period);

(4)	any Taxes that are payable otherwise than by withholding or deduction from a payment of the principal of, premium, if any, or interest, on the notes or under the guarantee;

(5)	any estate, inheritance, gift, value, use, sale, excise, transfer, personal property or similar tax, assessment or other governmental charge;

(6)	any Taxes which could have been avoided by the presentation (where presentation is required) of the relevant note to another Paying Agent;

(7)	Reserved.

(8)

any withholding or deduction imposed pursuant to the Luxembourg law of 23 December 2005 as amended, introducing a withholding tax on certain interest payments made or ascribed by Luxembourg paying agents to Luxembourg resident individuals; or

(9)	any Taxes imposed or levied by reason of any combination of clauses (1) through (8) above.

Such Additional Amounts will also not be payable where, had the beneficial owner of the note been the holder of the note, it would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (9) inclusive above.

The Payor will (i) make any required withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to each holder. The Payor will attach to each certified copy a certificate stating (x) that the amount of withholding Taxes evidenced by the certified copy was paid in connection with payments in respect of the principal amount of notes then outstanding and (y) the amount of such withholding Taxes paid per $1,000 principal amount of the notes. Copies of such documentation will be available for inspection during ordinary business hours at the office of the trustee by the holders of the notes upon request and will be made available at the offices of the Paying Agent.

At least 30 days prior to each date on which any payment under or with respect to the notes or the guarantee is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case it shall be promptly thereafter), if the Payor will be obligated to pay Additional Amounts with respect to such payment, the Payor will deliver to the trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, the amounts so payable and will set forth such other information necessary to enable the trustee to pay such Additional Amounts to holders on the payment date. Each such officer’s certificate shall be relied upon until receipt of a further officers’ certificate addressing such matters.

The indenture will further provide that, if the Payor conducts business in any jurisdiction (an “Additional Taxing Jurisdiction”) other than a Relevant Taxing Jurisdiction and, as a result, is required by the law of such Additional Taxing Jurisdiction to deduct or withhold any amount on account of taxes imposed by such Additional Taxing Jurisdiction from payments under the notes or the guarantee, as the case may be, which would not have been required to be so deducted or withheld but for such conduct of business in such Additional Taxing Jurisdiction, the Additional Amounts provision described above shall be considered to apply to such holders or beneficial owners as if references in such provision to “Taxes” included taxes imposed by way of deduction or withholding by any such Additional Taxing Jurisdiction (or any political subdivision thereof or governmental authority therein).

Wherever in the indenture, the notes, the guarantee or this description of the notes there are mentioned, in any context:

(1)	the payment of principal or premium (if any),

(2)	purchase prices in connection with a purchase of notes,

(3)	interest, or

(4)	any other amount payable on or with respect to the notes or the guarantee,

such reference shall be deemed to include payment of Additional Amounts as described under this heading to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Payor will pay any present or future stamp, court or documentary taxes, or any other excise or property taxes, charges or similar levies which arise in any jurisdiction from the execution, delivery or registration of any notes or any other document or instrument referred to therein (other than a transfer of the notes), or the receipt of any payments with respect to the notes or the guarantee, excluding (i) any such taxes, charges or similar levies imposed by Luxembourg in case the notes or the guarantee (and/or any documents in connection therewith) are (a) enclosed to a compulsorily registrable deed within a mandatory deadline (acte obligatoirement enregistrable dans un délai de rigueur) or (b) deposited with the official records of a notary (déposé au rang des minutes d’un notaire) and (ii) any such taxes, charges or similar levies imposed by any jurisdiction other than a Relevant Taxing Jurisdiction, other than those resulting from, or required to be paid in connection with, the enforcement of the notes, the guarantee or any other such document or instrument following the occurrence of any Event of Default with respect to the notes.

The foregoing obligations will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any jurisdiction in which any successor to a Payor is organized or otherwise considered a resident for tax purposes or any political subdivision or governmental authority or agency thereof or therein.

Optional Redemption of the Notes

Prior to March 13, 2034 (three months prior to the maturity date of the notes) (the “Par Call Date”), the Issuer may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

the (a) sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

•	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Issuer may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Issuer will send by electronic delivery or mail otherwise in accordance with the procedures of DTC notice of any redemption at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Once the notice of redemption is sent, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date, subject to any conditions precedent specified in such notice. If such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the business day immediately preceding the relevant redemption date. The Issuer shall notify holders of any such rescission as soon as practicable after we determine that such conditions precedent will not be able to be satisfied or the Issuer is not able or willing to waive such conditions precedent. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

In the case of a partial redemption of the notes, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary. The notes will not be entitled to the benefit of any mandatory redemption or sinking fund.

Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

The notes will also be subject to redemption as a whole, but not in part, at the option of the Issuer at any time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, and all Additional Amounts, if any, then due or becoming due on the redemption date, in the event (i) the Issuer is, has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes, any Additional Amounts or indemnification payments (other than in respect of documentary taxes) as a result of a change or amendment in the laws or treaties (including any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction or any change or amendment in the application, administration or interpretation of such laws, treaties, regulations or rulings (including pursuant to a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective after the closing date (or, if the applicable Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a later date, after such later date) and (ii) the Issuer has determined, in its business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to the Issuer. See “—Additional Amounts.”

Notwithstanding the foregoing, no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would, but for such redemption, be obligated to make such payment or withholding or later than 90 days after the Issuer first becomes obligated to make such payment or withholding. Prior to the delivery or mailing of any notice of redemption of the notes pursuant to the preceding paragraph, the Issuer will deliver to the trustee (1) a certificate signed by a duly authorized officer stating that the Issuer is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred and (2) an opinion of an independent tax counsel of recognized international standing to the effect that the circumstances referred to in clause (i) of the preceding paragraph exist. The trustee shall accept such certificate and such opinion as sufficient evidence of the satisfaction of the conditions precedent above, which acceptance shall then be conclusive and binding on the holders of notes.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the notes. In addition, other than as required under “Change of Control Triggering Event,” the Issuer will not be required to offer to repurchase or redeem or otherwise modify the terms of any of the notes upon a change in control of, or other events involving, Trane Parent or any of its subsidiaries which may adversely affect the creditworthiness of the notes. The Issuer and its affiliates may at any time and from time to time acquire the notes by means other than a redemption, whether pursuant to a tender offer, purchases in the open market, in privately negotiated transactions or otherwise.

Change of Control

Upon the occurrence of a Change of Control Triggering Event, unless the Issuer has exercised its right to redeem the related notes as described under “—Optional Redemption of the Notes,” the indenture provides that each holder of the notes will have the right to require the Issuer to purchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of the notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Issuer’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Issuer will be required to send, by electronic delivery or first class mail or otherwise in accordance with the procedures of DTC, a notice to each holder of the notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is delivered or mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if delivered or mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.

Holders of notes electing to have notes purchased pursuant to a Change of Control Offer will be required to surrender their notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)

accept for payment all notes (or portions of notes) properly tendered pursuant to the Change of Control Offer; provided that the unpurchased portion of any note must be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof;

(2)	deposit with the paying agent an amount equal to the aggregate payment in respect of all notes (or portions of notes) properly tendered pursuant to the Change of Control Offer; and

(3)

deliver or cause to be delivered to the trustee the notes properly accepted for purchase, together with an officer’s certificate stating the aggregate principal amount of notes (or portions of notes) being purchased.

The paying agent will promptly mail or transfer to each holder of notes properly tendered the purchase price for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

The Issuer will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Issuer and such third party purchases all notes properly tendered and not withdrawn under its offer.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the notes by virtue of such conflict.

For purposes of the Change of Control Offer provisions of the notes, the following terms will be applicable:

“Below Investment Grade Rating Event” means the notes cease to be rated Investment Grade by at least two of the three Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by Trane Parent of any Change of Control (or pending Change of Control) and ending 60 days following the consummation of such Change of Control (which Trigger Period will be extended if the rating of the notes is under publicly announced consideration for possible downgrade by any Rating Agency on such 60th day, such extension to last with respect to each Rating Agency until the date on which such Rating Agency considering such possible downgrade either (x) rates the notes below Investment Grade or (y) publicly announces that it is no longer considering the notes for possible downgrade; provided, that no such extension will occur if on such 60th day the notes are rated Investment Grade not subject to review for possible downgrade by any Rating Agency).

“Change of Control” means the occurrence of any one of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Trane Parent and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) other than to Trane Parent or one of its subsidiaries;

(2)

the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Trane Parent, or other Voting Stock into which the Voting Stock of Trane Parent is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(3)	the first day on which the majority of the members of the board of directors of Trane Parent cease to be Continuing Directors;

(4)

Trane Parent consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, Trane Parent, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Trane Parent or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of Trane Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction;

(5)	the adoption of a plan relating to the liquidation or dissolution of Trane Parent; or

(6)	the failure of Trane Parent to own, directly or indirectly, at least 51% of the Voting Stock of the Issuer.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) Trane Parent becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii) the shares of the Voting Stock of Trane Parent outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of such holding company immediately after giving effect to such transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event with respect to the notes. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means, as of any date of determination, any member of the board of directors of Trane Parent who: (1) was a member of such board of directors on the date of the issuance of the notes; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“Investment Grade” means (1) a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); (2) a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); and (3) a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch).

“Moody’s” means Moody’s Ratings, a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization,” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer as a replacement agency for Moody’s, S&P or Fitch, or any of them, as the case may be, with respect to making a rating of the notes.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Each of Trane Parent and the Issuer will use its reasonable best efforts to ensure that at all times at least two Rating Agencies are providing a rating for the notes.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of Trane Parent’s and Trane Parent’s subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of this phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to purchase such holder’s notes as a result of a sale, lease, transfer conveyance or other disposition of less than all of Trane Parent’s and Trane Parent’s subsidiaries’ assets taken as a whole to another “person” may be uncertain.

Certain Covenants

The indenture will include the following covenants:

Limitation on Liens. Trane Parent will not, and will not permit any restricted subsidiary to, create, assume or guarantee any indebtedness for money borrowed secured by any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind (hereinafter referred to as a “mortgage” or “mortgages”) on any principal property of Trane Parent or a restricted subsidiary or on any shares or funded indebtedness of a restricted subsidiary (whether such principal property, shares or funded indebtedness are now owned or hereafter acquired) without, in any such case, effectively providing concurrently with the creation, assumption or guaranteeing of such indebtedness that the notes (together, if Trane Parent shall so determine, with any other indebtedness then or thereafter existing, created, assumed or guaranteed by Trane Parent or such restricted subsidiary ranking equally with the notes) shall be secured equally and ratably with (or prior to) such indebtedness. The indenture excludes, however, from the foregoing any indebtedness secured by a mortgage (including any extension, renewal or replacement, or successive extensions, renewals or replacements, of any mortgage hereinafter specified or any indebtedness secured thereby, without increase of the principal of such indebtedness or expansion of the collateral securing such indebtedness):

(1)	on property, shares or funded indebtedness of any Person existing at the time such Person becomes a restricted subsidiary;

(2)

on property existing at the time of acquisition of such property, or to secure indebtedness incurred for the purpose of financing the purchase price of such property or improvements or construction thereon which indebtedness is incurred prior to, at the time of or within 360 days after the later of such acquisition, the completion of such construction or the commencement of commercial operation of such property; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property previously owned by Trane Parent or a restricted subsidiary, other than any previously unimproved real property on which the property is constructed or the improvement is located;

(3)

on property, shares or funded indebtedness of a Person existing at the time such Person is merged into or consolidated with Trane Parent or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to Trane Parent or a restricted subsidiary;

(4)	on property of a restricted subsidiary to secure indebtedness of such restricted subsidiary to Trane Parent or another restricted subsidiary;

(5)

on property of Trane Parent or property of a restricted subsidiary in favor of the United States or any State thereof, Luxembourg or the jurisdiction of organization of Trane Parent, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, Luxembourg or the jurisdiction of organization of Trane Parent, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgage; or

(6)	existing at the date of the indenture;

provided, however, that any mortgage permitted by any of clauses (1), (2), (3) and (5) above shall not extend to or cover any property of Trane Parent or such restricted subsidiary, as the case may be, other than the property specified in such clauses and improvements to that property.

Notwithstanding the above, Trane Parent or any restricted subsidiary may create, assume or guarantee secured indebtedness for money borrowed which would otherwise be prohibited in an aggregate amount which, together with all other such indebtedness for money borrowed of Trane Parent and its restricted subsidiaries and the attributable debt of Trane Parent and its restricted subsidiaries in respect of sale and leaseback transactions (as defined below) existing at such time (other than sale and leaseback transactions entered into prior to the date of the indenture and sale and leaseback transactions the proceeds of which have been applied in accordance with the indenture), does not at the time exceed 10% of the shareholders’ equity in Trane Parent and its consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of Trane Parent.

“Attributable debt” means, as of any particular time, the lesser of (i) the fair value of the property subject to the applicable sale and leaseback transaction (as determined by the board of directors of Trane Parent) and (ii) the then present value (discounted at a rate equal to the weighted average of the rate of interest on all securities issued by the Issuer then issued and outstanding under the indenture, compounded semi-annually) of the total net amount of rent required to be paid under such lease during the remaining term thereof (excluding any renewal term unless the renewal is at the option of the lessor) or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty). The net amount of rent required to be paid for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of, or measured or determined by, any variable factor, including, without limitation, the cost-of-living index and costs of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and after excluding any portion of rentals based on a percentage of sales made by the lessee. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated;

“mortgage” means, on any specified property, any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property;

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity; and

“shareholders’ equity in Trane Parent and its consolidated subsidiaries” means the share capital, share premium, contributed surplus and retained earnings of Trane Parent and its consolidated subsidiaries, excluding the cost of shares of Trane Parent held by its affiliates, all as determined in accordance with U.S. generally accepted accounting principles.

Limitation on Sale and Leaseback Transactions. Trane Parent will not, and will not permit any restricted subsidiary to, enter into any sale and leaseback transactions (which are defined in the indenture to exclude leases expiring within three years of making, leases between Trane Parent and a restricted subsidiary or between restricted subsidiaries and any lease of a part of a principal property which has been sold, for use in connection with the winding up or termination of the business conducted on such principal property), unless (a) Trane Parent or such restricted subsidiary would be entitled to incur indebtedness secured by a mortgage on such principal property without equally and ratably securing the notes or (b) an amount equal to the fair value of the principal property so leased (as determined by the board of directors of Trane Parent) is applied within 360 days (i) to the retirement (other than by payment at maturity or pursuant to mandatory sinking, purchase or analogous fund or prepayment provision) of (x) the notes or (y) other funded indebtedness of Trane Parent or any restricted subsidiary ranking on a parity with the notes, provided, however, that the amount to be applied to the retirement of any funded indebtedness as provided under this clause (i) shall be reduced by (A) the principal amount of any notes delivered within 360 days after such sale or transfer to the trustee for the notes for retirement and cancellation and (B) the principal amount of other funded indebtedness ranking on parity with the notes voluntarily retired by Trane Parent within 360 days after such sale or transfer; or (ii) to purchase, improve or construct principal properties, provided that if only a portion of such proceeds is designated as a credit against such purchase, improvement or construction, Trane Parent shall apply an amount equal to the remainder as provided in (i) above.

Restrictions Upon Merger and Sales of Assets. The Issuer shall not consolidate, amalgamate or merge with or into any other Person (whether or not affiliated with the Issuer) and the Issuer or its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and the Issuer shall not sell, convey or lease all or substantially all of its property to any other Person (whether or not affiliated with the Issuer) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by the Issuer shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the trustee for the notes, executed and delivered to the trustee by the Person (if other than the Issuer) formed by such consolidation or amalgamation, or into which the Issuer shall have been merged, or by the Person which shall have acquired or leased such property, and (ii) such Person shall be a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or the District of Columbia, any Member State of the European Union, the United Kingdom, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing. The Issuer will not so consolidate, amalgamate or merge, or make any such sale, lease or other conveyance, and the Issuer will not permit any other Person to merge into the Issuer, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other conveyance, and after giving effect thereto, no default in the performance or observance by the Issuer or such successor Person, as the case may be, of any of the terms, covenants, agreements or conditions contained in the indenture with respect to the notes shall have occurred and be continuing.

If upon any such consolidation, amalgamation, merger, sale, conveyance or lease, any principal property or any shares or funded indebtedness of any restricted subsidiary would become subject to any mortgage (other than a mortgage to which such principal property or such shares of stock or funded indebtedness of such restricted subsidiary may become subject as provided under “—Limitations on Liens” without equally and ratably securing the notes) (the “triggering mortgage”), Trane Parent will secure the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on the notes (together with, if Trane Parent shall so determine, any other indebtedness of or guarantee by Trane Parent or such restricted subsidiary ranking equally with the notes) by a mortgage on such principal property or such shares of stock or funded indebtedness of such restricted subsidiary, the lien of which will rank prior to the lien of such triggering mortgage.

Each Guarantor shall not consolidate, amalgamate or merge with or into any other Person (whether or not affiliated with such Guarantor) and such Guarantor and its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and such Guarantor shall not sell, convey or lease all or substantially all of its property to any other Person (whether or not affiliated with such Guarantor) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the performance of the obligations under the guarantee of such Guarantor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by such Guarantor shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the trustee for the notes, executed and delivered to the trustee by the Person (if other than the Issuer or a Guarantor) formed by such consolidation or amalgamation, or into which such Guarantor shall have been merged, or by the Person which shall have acquired or leased such property, and (ii) such Person shall be a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or the District of Columbia, any Member State of the European Union, the United Kingdom, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing. Furthermore, such Guarantor will not so consolidate, amalgamate or merge, or make any such sale, lease or other conveyance, and such Guarantor will not permit any other Person to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other conveyance, and after giving effect thereto, no default in the performance or observance by such Guarantor or such successor Person, as the case may be, of any of the terms, covenants, agreements or conditions in respect of the notes contained in the indenture or the guarantee of such Guarantor shall have occurred and be continuing.

Certain Definitions. The term “funded indebtedness” means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than one year after the date of its original creation, assumption or guarantee.

The term “principal property” means any manufacturing plant or other manufacturing facility of Trane Parent or any restricted subsidiary, which plant or facility is located within the United States, except any such plant or facility which the board of directors of Trane Parent by resolution declares is not of material importance to the total business conducted by Trane Parent and its restricted subsidiaries.

The term “restricted subsidiary” means any subsidiary which owns a principal property excluding, however, any entity the greater part of the operating assets of which are located, or the principal business of which is carried on, outside the United States. For the avoidance of doubt, the Issuer is a restricted subsidiary.

The term “subsidiary” means any corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or any other entity of which at least a majority of the outstanding stock or equity interests having voting power under ordinary circumstances to elect a majority of the board of directors or similar body of said entity shall at the time be owned by Trane Parent or by Trane Parent and one or more subsidiaries or by one or more subsidiaries of Trane Parent.

Listing

We intend to apply to list the notes on the New York Stock Exchange. We expect trading in the notes on the New York Stock Exchange to begin within 30 days after the original issue date, subject to approval by the New York Stock Exchange. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the notes at any time. Currently, there is no public market for the notes.

Events of Default

Each of the following is an event of default with respect to the notes under the indenture:

•	default in payment of any interest on the notes when it becomes due and payable which continues for 30 days (subject to the deferral of any interest payment in the case of an extension period);

•	default in payment of any principal of (or premium, if any, on) the notes when due either at its stated maturity date, upon redemption, upon acceleration or otherwise;

•

default in performance of any other covenant in such indenture (other than a covenant included solely for the benefit of notes of another series) which continues for 90 days after receipt of written notice;

•	certain events of bankruptcy, insolvency or reorganization relating to the Issuer or any Guarantor; or

•

a guarantee of the notes shall for any reason cease to be, or shall for any reason be asserted in writing by the Issuer or the Guarantors not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and such guarantee.

The indenture provides that the trustee may withhold notice to the holders of the notes of any default (except in payment of principal, premium, if any, or interest, if any, on the notes) if the trustee considers it is in the interest of such holders to do so.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. In case an event of default (other than a default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing with respect to the notes, the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding notes may declare the principal amount on all the notes (or, if the notes were issued at a discount, such portion of the principal as may be specified in the terms of the notes) to be due and payable. If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the notes (or, if the notes were issued at a discount, such portion of the principal as may be specified in the terms of the notes) will automatically become due and payable. Any event of default with respect to the notes (except defaults in payment of principal of (or premium, if any, on) or interest, if any, on the notes or a default in respect of a covenant or provision that cannot be modified without the consent of the holder of each outstanding note) may be waived by the holders of at least a majority in aggregate principal amount of the notes then outstanding.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of the rights or powers under such indenture at the request, order or direction of any of the holders of the notes, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the indenture, the holders of a majority in principal amount of the notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the notes. Trane Parent is required annually to deliver to the trustee an officer’s certificate stating whether or not the signers have knowledge of any default in the performance by the Issuer and any Guarantor of the covenants described above. In addition, promptly (and in any event within 5 business days) upon Trane Parent becoming aware of the occurrence of any default or event of default, Trane Parent is required to deliver to the trustee an officer’s certificate setting forth the details of such default or event of default and the actions which Trane Parent, the Issuer and the other Guarantors, as applicable, propose to take with respect to such default or event of default.

Discharge

The indenture may be discharged with respect to the notes (with the exception of specified provisions as provided in the indenture) when the Issuer requests such discharge in writing accompanied by an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent to discharge under the indenture have been satisfied and either:

A.	all notes, with the exceptions provided for in the indenture, have been delivered to the trustee for cancellation; or

B.

all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable; (2) will become due and payable at their stated maturity within one year; (3) are to be called for redemption within one year; or (4) have been deemed paid and discharged pursuant to the terms of the indenture;

and the Issuer has deposited or caused to be deposited with the trustee in trust an amount of (a) money, or (b) in the case of clauses (B)(2) and (B)(3), (I) U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the stated maturity or redemption date, as the case may be, money in an amount or (II) a combination of money or U.S. government obligations as provided in (I) above, in each case sufficient (if government obligations, as certified in the opinion of a nationally recognized firm of independent certified public accountants) to pay and discharge the entire indebtedness on such notes not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest, if any, to the date of such deposit in the case of notes which have become due and payable or to the stated maturity or redemption date, as the case may be.

Defeasance

The indenture provides that the Issuer may discharge the entire indebtedness of all outstanding notes and the provisions of the indenture as they relate to the notes will no longer be in effect in respect of the Issuer and the Guarantors (with the exception of specified provisions as provided in the indenture) if the Issuer deposits or causes to be deposited with the trustee, in trust, money, or U.S. government obligations, or a combination thereof (if government obligations, as certified in the opinion of a nationally recognized firm of independent certified public accountants), which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal of, premium, if any, and interest, if any, on the notes on the dates such payments are due in accordance with the terms of the notes to their stated maturities, but excluding a redemption date which has been irrevocably designated by the Issuer for redemption of the notes. To exercise any such option, the Issuer is required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of this offering, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and that no event of default or default shall have occurred and be continuing.

The indenture provides that, at the election of the Issuer, the Issuer and the Guarantors need not comply with certain restrictive covenants of the indenture as to the notes (as described above under “—Certain Covenants—Limitation on Liens,” “—Limitation on Sale and Leaseback Transactions” and the third paragraph of “—Restrictions Upon Merger and Sales of Assets”), upon the deposit by the Issuer with the trustee, in trust, of money, or U.S. government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient to pay all the principal of, premium, if any, and interest, if any, on the notes on the dates such payments are due in accordance with the terms of the notes to their stated maturities, but excluding a redemption date which has been irrevocably designated by us for redemption of the notes. To exercise any such option, the Issuer will be required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that the deposit and related defeasance will not cause the beneficial owners of the notes to recognize income, gain or loss for U.S. federal income tax purposes and the beneficial owners of the notes will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred.

Modification of the Indenture

The indenture contains provisions permitting the Issuer, the Guarantors and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected by such modification (voting as one class), to modify such indenture or the rights of the holders of the debt securities, except that no such modification shall, without the consent of the holder of each debt security so affected:

•

change the maturity of any debt security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof (including, in the case of a discounted debt security, the amount payable thereon in the event of acceleration) or any redemption premium thereon, or change the place or medium or currency of payment of such debt security, or impair the right of any holder to institute suit for payment thereof, or release any Guarantor from any of its obligations under its guarantee otherwise than in accordance with the terms of the indenture;

•	reduce the percentage of debt securities, the consent of the holders of which is required for any such modification or for certain waivers or other modifications under such indenture;

•	make the notes of any series payable in currency other than that stated herein;

•	expressly subordinate in right of payment the notes of any series or a guarantee thereof; or

•

modify certain provisions of the indenture related to entry into a supplemental indenture with consent of holders, waiver of past defaults and waiver of certain covenants, except under certain circumstances specified in the indenture.

The indenture contains provisions permitting the Issuer, the Guarantors and the trustee, without the consent of any holders, to modify the indenture for any of the following purposes:

•

to evidence the succession of another corporation, partnership, limited liability company, trust or any other entity to the Issuer or any Guarantor and the assumption by any such successor of the Issuer’s covenants in the indenture and the debt securities or such Guarantor’s covenants in the indenture and the guarantee, as the case may be;

•

to add to the Issuer’s or any Guarantor’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Issuer or such Guarantor, as the case may be, in the indenture;

•	to add any additional events of defaults;

•	to add or change any provisions of the indenture to such extent as may be necessary to permit or facilitate the issuance of debt securities in bearer form;

•

to change or eliminate any provision of the indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to such modification which is entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of any debt securities of any series as permitted by the indenture;

•	to establish the form or terms of a related guarantee of any debt securities as permitted by the indenture;

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to evidence and provide for the acceptance of appointment of a trustee other than Computershare Trust Company, N.A. as trustee for a series of debt securities and to add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for any rights of the holder of debt securities of any series to require the repurchase of debt securities of such series from the Issuer;

•

to cure any ambiguity, omission, mistake or defect, to correct or supplement any provision of the indenture which may be inconsistent with any other provision of the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	to continue its qualification under the Trust Indenture Act of 1939 or as may be necessary or desirable in accordance with amendments to that Act;

•	to provide for the issuance of additional notes of any series in accordance with the indenture;

•	to conform the supplemental indenture for a series of notes to this section, “Description of the Notes”;

•	to add guarantees with respect to the notes;

•

to amend the provisions of the indenture relating to the transfer and legending of the notes of any series, including, without limitation, to facilitate the issuance and administration of the notes of any series; provided that compliance with the indenture as so amended would not result in the notes of such series being transferred in violation of the Securities Act or any applicable securities law; or

•	for any other reason specified in the board resolution, officer’s certificate or supplemental indenture establishing the applicable series of debt securities.

Concerning the Trustee

We may from time to time maintain lines of credit and have other customary banking relationships with the trustee and its affiliated banks.

Governing Law

The indenture, the notes and the guarantees will be governed by, and construed in accordance with, the law of the State of New York. For the avoidance of doubt, the application of article 470-1 to 470-19 (inclusive) of the Luxembourg law dated August 10, 1915 on commercial companies, as amended, is expressly excluded.

BOOK-ENTRY, DELIVERY AND FORM

Book-Entry Form

Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued at the closing of this offering only against payment in immediately available funds.

The notes initially will be represented by one or more temporary global notes in registered form without interest coupons.

The global notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Investors may hold interests in a global note through DTC in the United States if they are participants in DTC or indirectly hold such interests through organizations that are participants in DTC. Clearstream Banking S.A. (“Clearstream, Luxembourg”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s name on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for the notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of the notes in certificated form.

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream, Luxembourg, which may change from time to time).

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the global notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the global notes; and

(2)

ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream, Luxembourg) which are Participants in such system. Citibank, N.A. acts as depositary for Clearstream, Luxembourg, and JPMorgan Chase Bank acts as depositary for Euroclear. All interests in a global note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a global note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuer and the Trustee will treat the Persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Issuer, the Trustee or any agent of the Issuer or the Trustee has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf of delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

DTC has advised the Issuer that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuer, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A global note is exchangeable for Certificated Notes if:

(1)

DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the global notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary; or

(2)	there has occurred and is continuing an event of default with respect to such notes.

In addition, beneficial interests in a global note may be exchanged for Certificated Notes under prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

The Issuer will make payments in respect of the notes represented by the global notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global note holder. The Issuer will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a global note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global note by or through a Euroclear or Clearstream, Luxembourg participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material United States federal income tax consequences of the acquisition, ownership and disposition of the notes. This discussion is limited to the tax consequences to U.S. Holders (as defined below) who acquire the notes in this offering at their initial offering price and hold such notes as capital assets. This discussion does not address specific tax consequences that may be relevant to particular persons (including, for example, partnerships or other pass-through entities, banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, dealers in securities or currencies, traders in securities that have elected the mark-to-market method of accounting for their securities, holders that have a functional currency other than the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax, persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement and persons in special situations, such as those who hold notes as part of a straddle, hedge, conversion transaction, or other integrated investment). In addition, this discussion does not describe any tax consequences arising under United States federal gift and estate or other federal tax laws or under the tax laws of any state, local or non-U.S. jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Department regulations (the “Treasury Regulations”) promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of the notes that are different from those discussed below.

Prospective purchasers of the notes are encouraged to consult their own tax advisors concerning the United States federal income, estate and gift tax consequences to them of acquiring, owning and disposing of the notes, as well as the application of any state, local and non-U.S. income and other tax laws.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the notes that is for United States federal income tax purposes: (i) a citizen or individual resident of the United States; (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income tax regardless of the source; or (iv) a trust (A) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all its substantial decisions, or (B) that was in existence on August 20, 1996 and has properly elected to be treated as a U.S. person.

If an entity classified as a partnership for United States federal income tax purposes holds our notes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding our notes, you should consult your own tax advisor.

Certain Contingent Payments

In certain circumstances, we may be obligated to pay amounts in excess of principal plus stated interest on the notes. See “Description of Notes—Additional Amounts,” and “Description of Notes—Change of Control.” These contingencies could subject the notes to the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” Under applicable U.S. Treasury Regulations, potential payments arising out of these contingencies should not cause the notes to be treated as contingent payment debt instruments if, as of the date the notes are issued, there is only a remote likelihood any such payments will occur, such payments are incidental or certain other exceptions apply. We believe and intend to take the position that the foregoing contingencies should not result in the notes being treated as contingent payment debt instruments. Our position is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS were to successfully challenge this position, the amount, timing and character of payments under the notes may differ, which could increase the present value of a U.S. Holder’s United States federal income tax liability with respect to the notes and could cause a U.S. Holder to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of the notes. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Payments of Interest

Interest on the notes will be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes. It is expected (and this discussion assumes) that the notes will not be issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes.

Interest on the notes will constitute foreign source income for U.S. federal income tax purposes, which may be relevant to the calculation of a U.S. Holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. The rules governing foreign tax credits are complex. If any Irish or other non-U.S. taxes are imposed on interest payments on the notes, U.S. Holders should consult their tax advisors regarding the creditability or deductibility of such taxes in their particular circumstances (including any applicable limitations).

Additional amounts, if any, paid by us with respect to any taxes imposed on interest payments should be treated in a similar manner as the interest payments, as described in this section.

Sale or Other Taxable Disposition of Notes

Upon the sale, exchange or other disposition (including a retirement or redemption) of a note, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or other disposition (less an amount equal to any accrued and unpaid interest, which will be taxable as ordinary interest income for U.S. federal income tax purposes to the extent not previously included in income) and the adjusted tax basis of the note. A U.S. Holder’s adjusted tax basis in a note will, in general, be its cost for that note. Such gain or loss will be U.S.-source capital gain or loss. Capital gains of non-corporate U.S. Holders derived in respect of capital assets held for more than one year may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Additional Tax on Net Investment Income

U.S. Holders who are individuals, estates or certain trusts generally will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” in the case of an individual or “undistributed net investment income” in the case of an estate or trust, in each case for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income in the case of an individual or adjusted gross income in the case of an estate or trust, in each case for the taxable year over a certain threshold. A U.S. Holder’s “net investment income” will generally include any interest income or capital gain recognized by the holder with respect to the notes, unless such income or gain is derived in the ordinary course of the conduct of the holder’s trade or business (other than a trade or business that consists of certain passive or trading activities).

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to certain payments of interest paid on the notes and to the proceeds of the sale or other disposition (including a retirement or redemption) of a note paid to a U.S. Holder (unless, in each case, the holder is an exempt recipient such as a corporation). A backup withholding tax (currently at a rate of 24%) may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number and to certify that it is not subject to backup withholding or otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a credit against such holder’s United States federal income tax liability and may entitle it to a refund, provided it timely furnishes the required information to the IRS.

Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of certain thresholds are generally required to file an information return on IRS Form 8938 with the IRS with respect to such assets. Failure to do so could result in substantial penalties and in the extension of the statute of limitations with respect to such holder’s U.S. federal income tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as stocks and securities issued by non-United States persons (such as the notes), but only if they are not held in accounts maintained by certain specified financial institutions. You should consult your tax advisor regarding your reporting obligations with respect to the notes.

MATERIAL IRISH TAX CONSIDERATIONS

The following is a summary of the principal Irish withholding tax consequences for individuals and companies of ownership of the notes issued by Trane Financing based on the laws and practice of the Irish Revenue Commissioners currently in force in Ireland, which may be subject to change. It deals with holders who beneficially own their notes as an investment and who are not associated with the Issuer (otherwise than by virtue of holdings the notes). Particular rules not discussed below may apply to certain classes of taxpayers holding notes, such as dealers in securities, trusts, etc. The summary does not constitute tax or legal advice and the comments below are of a general nature only. Prospective investors in the notes should consult their professional advisers on the tax implications of the purchase, holding, redemption or sale of the notes and the receipt of interest thereon under the laws of their country of residence, citizenship or domicile.

Taxation of Holders of the Notes

Withholding Tax

In general, tax at the standard rate of income tax (currently 20 percent), is required to be withheld from payments of Irish source interest which should include interest payable on notes issued by Irish incorporated or Irish tax-resident entities. No such entity will be obliged to make a withholding or deduction for or on account of Irish income tax from a payment of interest on a note so long as the relevant note is a quoted Eurobond, namely a security which is issued by a company (such as the Issuer), is listed on a recognized stock exchange (such as the New York Stock Exchange) and carries a right to interest. To the extent that the Issuer makes a payment of interest, the notes will be listed on the New York Stock Exchange or another recognized stock exchange. Provided that the notes are interest bearing and are listed on a recognized stock exchange, interest paid on them can be paid free of withholding tax provided:

•	the person by or through whom the payment is made is not in Ireland; or

•	the payment is made by or through a person in Ireland and either:

•	the note is held in a clearing system recognized by the Irish Revenue Commissioners; (DTC, Euroclear and Clearstream, Luxembourg are, amongst others, so recognized); or

•

the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made a declaration to a relevant person (such as a paying agent located in Ireland) in the prescribed form.

Thus, so long as the notes carry a right to interest, continue to be quoted on a recognized stock exchange and are held in a recognized clearing system, interest on the notes can be paid by any paying agent acting on behalf of the Issuer without any withholding or deduction for or on account of Irish income tax. If the notes continue to be quoted on the New York Stock Exchange but cease to be held in a recognized clearing system, interest on the notes may be paid without any withholding or deduction for or on account of Irish income tax provided such payment is made through a paying agent outside Ireland.

Encashment Tax

In certain circumstances, (e.g. quoted Eurobonds), Irish tax will be required to be withheld at the standard rate of income tax (currently 25 percent) from interest on any note, where such interest is collected or realised by a bank or encashment agent in Ireland on behalf of any holder of the notes. There is an exemption from encashment tax where (i) the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the encashment agent or bank or (ii) the beneficial owner of the interest is a company which is within the charge to Irish corporation tax in respect of the interest.

MATERIAL LUXEMBOURG TAX CONSIDERATIONS

This summary solely addresses the principal Luxembourg tax consequences of the acquisition, ownership and disposal of the notes and does not purport to describe every aspect of taxation that may be relevant to a particular holder. Tax matters are complex, and the tax consequences of the offering to a particular holder of the notes will depend in part on such holder’s circumstances. Accordingly, a holder is urged to consult his own tax advisor for a full understanding of the tax consequences of the issuance to him, including the applicability and effect of Luxembourg tax laws.

Where in this summary English terms and expressions are used to refer to Luxembourg concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Luxembourg concepts under Luxembourg tax law.

This summary is based on the tax law of Luxembourg (unpublished case law not included) as it stands at the date of this prospectus supplement. The tax law upon which this summary is based is subject to changes, possibly with retroactive effect. Any such change may invalidate the contents of this summary, which will not be updated to reflect such change.

This overview assumes that each transaction with respect to the notes is at arm’s length.

The summary in this Luxembourg taxation paragraph does not address the Luxembourg tax consequences for a noteholder who:

(i)

is an investor as defined in a specific law (such as the law on family wealth management companies of 11 May 2007, as amended, the law on undertakings for collective investment of 17 December 2010, as amended, the law on specialized investment funds of 13 February 2007, as amended, the law on reserved alternative investment funds of 23 July 2016, the law on securitisation of 22 March 2004, as amended, the law on venture capital vehicles of 15 June 2004, as amended and the law on pension saving companies and associations of 13 July 2005);

(ii)	is, in whole or in part, exempt from tax;

(iii)	acquires, owns or disposes of the notes in connection with a membership of a management board, a supervisory board, an employment relationship, a deemed employment relationship or management role; or

(iv)	is connected to the Issuer by reason of ownership, management or control.

Withholding Tax

Non-resident noteholders

All payments of interest and principal under the notes made to non-residents of Luxembourg may be made free from withholding or deduction of or for any taxes of whatever nature imposed, levied, withheld or assessed by Luxembourg or any political subdivision or taxing authority of or in Luxembourg.

Individual resident noteholders

Under the law of 23 December 2005 as amended (the “Relibi Law”), payments of interest and similar income made or deemed to be made to an individual who is resident in Luxembourg are subject to a final withholding tax of 20% of the when made by a Luxembourg paying agent. This 20% flat tax can apply upon election of the beneficiary in case the payment is made by a non-resident paying agent.

Taxes on Income and Capital Gains

Non-resident noteholders

Non-resident noteholders that do not have a permanent establishment in Luxembourg to which the notes or income thereon are attributable are not subject to Luxembourg income taxes in respect of any benefits derived or deemed to be derived in connection with the notes.

Resident noteholders

Individuals. Any benefits derived or deemed to be derived from or in connection with the notes that are attributable to an enterprise from which an individual derives profits, whether as an entrepreneur or pursuant to a co-entitlement to the net value of an enterprise, are generally subject to Luxembourg income tax. A resident individual who invests in the notes as part of such person’s private wealth management, is subject to Luxembourg income tax in respect of interest and similar income (such as premiums or issue discounts) derived from the notes, except if tax is levied on such income in accordance with the Relibi Law. A gain realised by a resident individual, acting in the course of the management of that person’s private wealth, upon the sale or disposal, in any form whatsoever, of the notes is not subject to Luxembourg income tax, provided this sale or disposal takes place more than six months after the notes are acquired. However, any portion of such gain corresponding to accrued but unpaid interest is subject to Luxembourg income tax, except if tax is levied on such interest in accordance with the Relibi Law. Any benefit derived by a resident individual from the disposal of the notes prior to their acquisition is subject to income tax as well.

Corporations. A corporate resident noteholder must include any benefits derived or deemed to be derived from or in connection with the notes, such as interest accrued or received, any redemption premium or issue discount, as well as any gain realized on the sale or disposal, in any form whatsoever, of the notes, in its taxable income for Luxembourg corporate income tax and municipal business tax purposes.

General. If a noteholder is neither resident nor deemed to be resident in Luxembourg, such holder will for Luxembourg tax purposes not carry on or be deemed to carry on an enterprise, in whole or in part, through a permanent establishment or a permanent representative in Luxembourg by reason only of the execution of the documents relating to the issue of the notes or the performance by the Issuer of its obligations under such documents or under the notes.

Net Wealth Tax

Corporate noteholders resident in Luxembourg and non-resident corporate noteholders that maintain a permanent establishment in Luxembourg to which such notes are attributable are subject to annual net wealth tax on their unitary value (i.e., non-exempt assets minus liabilities and certain provisions as valued according to the Luxembourg valuation rules), levied at a rate of 0.5% if the unitary value does not exceed €500,000,000.

Individuals are not subject to Luxembourg net wealth tax.

Inheritance and Gift Tax

Where notes are transferred for non-consideration:

(i)

no Luxembourg inheritance tax is levied on the transfer of the notes upon the death of a noteholder in cases where the deceased was not a resident or a deemed resident of Luxembourg for inheritance tax purposes;

(ii)

by way of gift, Luxembourg gift tax will be levied in the event that the gift is made pursuant to a notarial deed signed before a Luxembourg notary or produced for registration, directly or indirectly, before the Registration and Estates Department (Administration de l’enregistrement, des domaines et de la TVA).

Other Taxes and Duties

It is not compulsory that the notes be filed, recorded, or enrolled with any court or other authority in Luxembourg. No registration tax, stamp duty or any other similar documentary tax or duty is due in respect of or in connection with the issue of the notes, the performance by the Issuer of its obligations under the notes, or the transfer of the notes.

A fixed or proportional registration duty in Luxembourg may however apply (i) upon registration of the notes before the Registration and Estates Department (Administration de l’enregistrement, des domaines et de la TVA) in Luxembourg where this registration is not required by law, or (ii) if the notes are (a) enclosed to a compulsory registrable deed under Luxembourg law, or (b) deposited with the official records of a notary.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by (i) employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each of the foregoing described in clauses (i), (ii) and (iii) referred to as a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “Covered Plan”) and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Covered Plan or over the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

Governmental plans, church plans that have not made an election under Section 410(d) of the Code, and plans maintained outside the United States primarily for the benefit of persons substantially all of whom are nonresident aliens, are generally not Covered Plans subject to Title I of ERISA or Section 4975 of the Code. However, such plans may be subject to Similar Laws.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to the fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or a disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Covered Plan with respect to which we, an underwriter, a Guarantor or any of our or their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities, nor the underwriter or other person whom the securities are purchased, nor any of their affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review the exemption in consultation with counsel to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied with respect to the transactions involving the notes or that any such exemptions will be available.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, each purchaser and subsequent transferee of a note or any interest therein will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes or any interest therein constitutes assets of any Plan or (ii) the purchase and holding of the notes or any interest therein by such purchaser or transferee will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

In addition, by acceptance of a note, each purchaser and subsequent transferee using assets of any Plan to acquire or hold the notes will be deemed to represent that none of us nor the underwriters, nor any of our or their respective affiliates, has acted or will act as the fiduciary of such purchaser or transferee or has provided or will provide any investment advice in connection with the acquisition, holding or disposition of the notes by such purchaser or transferee under ERISA, Section 4975 of the Code or Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

Neither this discussion nor anything provided in this prospectus supplement is, or is intended to be, investment advice directed at any potential Plan purchasers or at Plan purchasers generally and such purchasers of any notes (or beneficial interests therein) should consult and rely on their own counsel and advisers as to whether an investment in the notes is suitable for the Plan.

UNDERWRITING (CONFLICTS OF INTEREST)

We and the underwriters named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table.

Underwriters	Principal Amount of Notes
Citigroup Global Markets Inc.	$110,000,000
J.P. Morgan Securities LLC	110,000,000
Mizuho Securities USA LLC	110,000,000
BNP Paribas Securities Corp.	40,000,000
BofA Securities, Inc.	40,000,000
Goldman Sachs & Co. LLC	40,000,000
Deutsche Bank Securities Inc.	16,667,000
MUFG Securities Americas Inc.	16,667,000
U.S. Bancorp Investments, Inc.	16,666,000

Total	$500,000,000

The underwriters are committed to purchase and pay for all of the notes being offered, if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The initial offering price for the notes is set forth on the cover page of this prospectus supplement. After the initial offering of the notes, the underwriters may change the offering price and other selling terms. In addition, the underwriters initially propose to offer the notes to certain dealers at prices that represent a concession not in excess of 0.400% of the principal amount of the notes. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of 0.250% of the principal amount of the notes to certain other dealers. The underwriters may offer and sell the notes through certain of their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes:

Paid by Us
Per Note	0.650%
Total	$3,250,000

We estimate that our expenses of this offering, excluding the underwriting discount, will be approximately $1.4 million.

We have agreed in the underwriting agreement, subject to certain exceptions, that until the closing date of this offering, we will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to any securities of ours that are substantially similar to the notes offered hereby, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing without the prior written consent of Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC.

We intend to apply to list the notes on the New York Stock Exchange. We expect trading in the notes on the New York Stock Exchange to begin within 30 days after the original issue date. If such a listing is obtained, we will have no obligation to maintain such listing, and we may delist the notes at any time. The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC or one of their respective affiliates have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

We and the Guarantors have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, corporate trust, financing and brokerage activities. From time to time in the ordinary course of their respective businesses, certain of the underwriters and their affiliates have engaged in and may in the future engage in commercial banking, derivatives and/or financial advisory, investment banking and other commercial transactions and services with us and our affiliates for which they have received or will receive customary fees and commissions. In particular, affiliates of certain of the underwriters act as lenders under our credit facilities.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

We expect that the delivery of the notes will be made against payment therefor on or about June 13, 2024, which will be the seventh business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is more than one business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of notes who wish to trade notes prior to the date that is more than one business day preceding the settlement date should consult their own advisor.

Conflicts of Interest

Certain of the underwriters and/or certain of their respective affiliates may own a portion of the Existing 2024 Notes and accordingly may receive a portion of the net proceeds of this offering used to repay at maturity the Existing 2024 Notes. If payments associated with such debt repayment to underwriters and their affiliates amount to 5% or more of the net proceeds from this offering, there would be a “conflict of interest” under Rule 5121 of FINRA. Because the notes are investment grade rated, no “qualified independent underwriter” is required to be appointed in connection with this offering. However, as required by FINRA Rule 5121, no sale of the notes will be made by the affected underwriter to an account over which it exercises discretion without the prior specific written consent of the account holder.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the initial purchasers are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in Ireland

Each underwriter has represented and agreed that:

(a)

it will not underwrite the issue of, or place, the notes otherwise than in conformity with the provisions of the European Communities (Markets in Financial Instruments) Regulations 2007 (Nos. 1 to 3) (as amended, the “MiFID Regulations”) including, without limitation, Regulations 7 (Authorisation) and 152 (Restrictions on advertising) thereof, any codes of conduct made under the MiFID Regulations, and the provisions of the Investor Compensation Act 1998 (as amended);

(b)

it will not underwrite the issue of, or place, the notes otherwise than in conformity with the provisions of the Companies Act 2014 (as amended, the “Companies Act”), the Central Bank Acts 1942—2019 (as amended) and any codes of practice made under Section 117(1) of the Central Bank Act 1989 (as amended);

(c)

it will not underwrite the issue of, or place, or do anything in Ireland with respect to the Notes otherwise than in conformity with the provisions of the Prospectus Regulation, the European Union (Prospectus) Regulations 2019 (as amended) and any rules and guidance issued by the Central Bank under Section 1363 of the Companies Act; and

(d)

it will not underwrite the issue of, place or otherwise act in Ireland in respect of, the notes otherwise than in conformity with the Market Abuse Regulation (EU 596/2014) (as amended) and any rules and guidance issued by the Central Bank of Ireland under Section 1370 of the Irish Companies Act (as amended).

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA. This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)), (ii) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; (3) by operation of law; or (4) as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of the Issuer’s obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to FinSA and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Notice to Prospective Investors in the Dubai International Financial Centre (“DIFC”)

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Abu Dhabi Global Market and Dubai

International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

Notice to Prospective Investors in Australia

This prospectus supplement:

•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (the “ASIC”), in relation to this offering as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required for a prospectus, product disclosure statement or other document under Chapter 6D.2 of the Corporations Act;

•

does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The notes may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the notes may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any notes may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the notes, you represent and warrant to us that you are an Exempt Investor.

As any offer of notes under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the notes you undertake to us that you will not, for a period of 12 months from the date of issue of the notes, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in the Grand Duchy of Luxembourg

This prospectus supplement has not been approved by, and will not be submitted for approval to, the Luxembourg Financial Services Authority (Commission de Surveillance du Secteur Financier) for purposes of a public offering or sale in the Grand Duchy of Luxembourg (“Luxembourg”). Accordingly, the notes may not be offered or sold to the public in Luxembourg, directly or indirectly, and neither this prospectus supplement nor any other offering circular, prospectus, form of application, advertisement or other material may be distributed, or otherwise made available in or from, or published in, Luxembourg, except in circumstances where the offer benefits from an exemption to or constitutes a transaction otherwise not subject to the requirement to publish a prospectus for the purpose of the Luxembourg law of July 10, 2005, on prospectuses for securities, as amended.

Notice to Prospective Investors

No offer will be made, to an investor anywhere, where the investor is not a qualified investor (withing the meaning of the Prospectus Regulation) or another exemption under Section 68(3) of the Companies Act applies.

LEGAL MATTERS

The validity of the notes and guarantees will be passed upon for us by King & Spalding LLP, Atlanta, Georgia. Certain matters under the laws of Ireland related to the notes and the guarantees will be passed upon for TTFL, Trane plc and Irish Holdings by Arthur Cox LLP, Dublin, Ireland. Certain matters under the laws of Luxembourg related to the notes and guarantees will be passed upon for Lux International by Loyens & Loeff Luxembourg S.à. r.l, Luxembourg City, Grand Duchy of Luxembourg. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

The Issuer, Trane plc and Irish Holdings have been advised by its Irish counsel, Arthur Cox LLP, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	The judgment must be for a definite sum;

•	The judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it; and

•	The judgment must be provided by a court of competent jurisdiction according to Irish conflict of law rules.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy or involves certain foreign laws which will not be enforced in Ireland, if the judgment is in breach of natural or constitutional justice or if jurisdiction cannot be obtained by the courts of Ireland over the judgment debtors in the enforcement proceedings by person service in Ireland or outside Ireland under Order 11 of the Superior Court Rules.

A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. Where the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment should not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive.

Lux International has been advised by its Luxembourg counsel, Loyens & Loeff Luxembourg SARL, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Luxembourg. There is no treaty between Luxembourg and the United States providing for the reciprocal enforcement of foreign judgment. Enforcement of a judgment obtained against the Company in a court in the United States by Luxembourg courts will be subject to the applicable enforcement procedure (exequatur). Pursuant to Luxembourg case law, the granting of exequatur is subject to the following requirements:

(a)	the foreign court order must be duly enforceable (executoire) in the country of origin,

(b)	the court of origin must have had jurisdiction both according to its own laws and to the Luxembourg conflict of jurisdictions rules,

(c)	the foreign procedure must have been regular according to the laws of the country of origin,

(d)	the foreign decision must not violate the rights of defence,

(e)

the foreign court must have applied the law which is designated by Luxembourg conflict of law rules, or, at least, the order must not contravene the principles underlying these rules (based on case law and legal doctrine, it is not certain that this condition would still be required for an exequatur to be granted by a Luxembourg court),

(f)	the considerations of the foreign order as well as the judgment as such must not contravene Luxembourg international public order, and

(g)	the foreign order must not have been rendered subsequent to an evasion of Luxembourg law (fraude à la loi).

It may be difficult for a noteholder to effect service of process within the U.S. or to enforce judgments obtained against any of the Issuer, Trane plc, Irish Holdings or Lux International in U.S. courts. Each of the Issuer, Trane plc, Irish Holdings and Lux International has agreed that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of U.S. securities laws by having TTC, a Delaware limited liability company and indirect wholly-owned subsidiary of Trane plc, be its U.S. agent appointed for that purpose. TTC is located at 800-E Beaty Street, Davidson, North Carolina 28036. A judgment obtained against any of the Issuer, Trane plc, Irish Holdings or Lux International in a U.S. court would be enforceable in the United States but could be executed upon only to the extent such company has assets in the United States. An Irish court may impose civil liability on the Issuer, Trane plc or Irish Holdings or its directors or officers in a suit brought against the Issuer, Trane plc or Irish Holdings or such persons, and a Luxembourg court may impose civil liability on Lux International or its directors or officers in a suit brought against Lux International or such persons, with respect to a violation of U.S. federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Irish law or Luxembourg law, as the case may be.

PROSPECTUS

Trane Technologies plc

Debt Securities

Guarantees of Debt Securities

Ordinary Shares

Preferred Shares

Depositary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Trane Technologies HoldCo Inc.

Trane Technologies Financing Limited

Trane Technologies Lux International Holding

Company S.à r.l.

Trane Technologies Global Holding II Company Limited

Trane Technologies Irish Holdings Unlimited Company

Trane Technologies Americas Holding Corporation

Trane Technologies Company LLC

Debt Securities

Guarantees of Debt Securities

We may offer, issue and sell the types of securities set forth above from time to time, together, separately or in some combination. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer, issue and sell any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before making an investment decision.

We may offer, issue and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our ordinary shares are listed on the New York Stock Exchange under the trading symbol “TT.”

Investing in our securities involves risks. Please read “Risk Factors” on page 7 of this prospectus, in any applicable prospectus supplement and the risk factors included in our periodic reports that we file with the Securities and Exchange Commission before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

April 30, 2024

i

You should rely on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or any applicable free writing prospectus. We have not authorized any person to provide you with any information other than the information contained in this prospectus, any prospectus supplement, any applicable free writing prospectuses and those documents incorporated by reference herein or therein. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus and any such prospectus supplement or free writing prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this prospectus or any prospectus supplement or free writing prospectus, nor any sale made hereunder or thereunder, implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.

As used in this prospectus and any prospectus supplement, “we,” “our,” “us” and “Trane Technologies” mean Trane Technologies plc, an Irish public limited company, together with its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission” or “SEC”), using a “shelf” registration process. Pursuant to this registration statement, we may offer, issue and sell securities as set forth on the cover page of this prospectus.

We may offer, issue and sell the securities from time to time, together, separately or in some combination. This prospectus describes some of the general terms that may apply to these securities. We will provide a prospectus supplement each time we offer, issue and sell any of these securities. The specific terms of any securities to be offered will be described in the related prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

In addition, we may prepare and deliver one or more “free writing prospectuses” to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities, or other information.

This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete, and are subject to, and qualified in their entirety by reference to, the actual documents filed with the SEC. You should read this prospectus and any applicable prospectus supplement or free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our corporate website at www.tranetechnologies.com. Information on our website does not constitute part of this prospectus, and any references to this website or any other website are inactive textual references only.

Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “TT.” Our SEC filings are also available at the office of the NYSE located at 11 Wall Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read the information with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus, the following documents:

•	Trane Technologies’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 8, 2024;

•	Trane Technologies’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as filed with the SEC on April 30, 2024;

•

Trane Technologies’ Definitive Proxy Statement on Schedule 14A, as filed with the SEC on April  26, 2024 (excluding any portions that were not incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023);

•	Trane Technologies’ Current Reports on Form 8-K, as filed with the SEC on January 10, 2024 and February 8, 2024; and

•	Trane Technologies’ Current Report on Form 8-K12B, filed with the SEC on July 1, 2009, which includes a description of Trane Technologies’ ordinary shares.

All future filings that we make under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until all the securities offered by this prospectus have been issued as described in this prospectus, are deemed incorporated into and part of this prospectus once filed. We are not, however, incorporating, in each case, any documents (or portions thereof) or information that we are deemed to furnish and not file in accordance with SEC rules. Any statement in this prospectus, in any prospectus supplement, or in any document incorporated by reference that is different from any statement contained in any later-filed document should be regarded as changed by that later statement. Once so changed, the earlier statement is no longer considered part of this prospectus or any prospectus supplement.

You may request by phone or in writing a copy of any of the materials incorporated (other than exhibits, unless the exhibits are themselves specifically incorporated) into this prospectus and we will provide to you these materials free of charge. Please make your request to Evan M. Turtz, Secretary, c/o Trane Technologies Company LLC, 800-E Beaty Street, Davidson, North Carolina 28036, telephone (704) 655-4000.

SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus, including the information incorporated by reference, before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

Trane Technologies plc

Trane Technologies, a public limited company incorporated in Ireland in 2009, together with its consolidated subsidiaries, is a global climate innovator. We bring sustainable and efficient solutions to buildings, homes and transportation through our strategic brands Trane® and Thermo King®, and our environmentally responsible portfolio of products, services and connected intelligent controls. We generate revenue and cash primarily through the design, manufacture, sales and service of solutions for Heating, Ventilation and Air Conditioning (HVAC), transport refrigeration, and custom refrigeration solutions.

As an industry leader with an extensive global install base, our growth strategy includes expanding recurring revenue through services and rental options. Our unique business operating system, uplifting culture and highly engaged team around the world are also central to our earnings and cash flow growth.

Through our sustainability-focused strategy and purpose to boldly challenge what’s possible for a sustainable world, we meet critical needs and growing global demand for innovation that reduces greenhouse gas emissions while enabling healthier, efficient indoor environments and safe, reliable delivery of essential temperature-controlled cargo. We have announced certain defined sustainability commitments with a goal of achieving these commitments by 2030 (2030 Sustainability Commitments). Trane Technologies’ bold 2030 Sustainability Commitments have been verified by the Science Based Targets initiative (SBTi) and include our ‘Gigaton Challenge’ to reduce customer greenhouse gas emissions by a billion metric tons, ‘Leading by Example’ through carbon-neutral operations across our own footprint, and ‘Opportunity for All’ by building a diverse workforce reflective of our communities.

We operate under three reportable segments:

Americas

Our Americas segment innovates for customers in North America and Latin America. The Americas segment encompasses commercial heating, cooling and ventilation systems, building controls and solutions, and energy services and solutions; residential heating and cooling; and transport refrigeration systems and solutions.

EMEA

Our EMEA segment innovates for customers in the Europe, Middle East and Africa region. The EMEA segment encompasses heating, cooling and ventilation systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

Asia Pacific

Our Asia Pacific segment innovates for customers throughout the Asia Pacific region. The Asia Pacific segment encompasses heating, cooling and ventilation systems, services and solutions for commercial buildings and transport refrigeration systems and solutions.

The principal executive office of Trane Technologies is located at 170/175 Lakeview Dr., Airside Business Park, Swords, Co. Dublin, Ireland, telephone +(353) (1) 8953200.

Trane Technologies HoldCo Inc.

Trane Technologies HoldCo Inc. (“Trane Holdco”), a corporation incorporated in Delaware in April 2020, is an indirect, wholly owned subsidiary of Trane Technologies.

The principal executive office of Trane Holdco is located at 800-E Beaty Street, Davidson, NC, 28036, telephone (704) 655-4000.

Trane Technologies Financing Limited

Trane Technologies Financing Limited (“TTFL”), an Irish private limited company incorporated in April 2018, is an indirect, wholly owned subsidiary of Trane Technologies.

The registered office of TTFL is located at 170/175 Lakeview Dr., Airside Business Park, Swords, Co. Dublin, Ireland, telephone +(353) (1) 8953200.

Trane Technologies Lux International Holding Company S.à r.l.

Trane Technologies Lux International Holding Company S.à r.l. (“Lux International”), a Luxembourg private limited liability company (société à responsabilité limitée) incorporated on November 20, 2013 and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B182.971, is an indirect, wholly owned subsidiary of Trane Technologies.

The registered office of Lux International is located 20 rue des Peupliers, L-2328 Luxembourg, telephone +(352) 28571620.

Trane Technologies Global Holding II Company Limited

Trane Technologies Global Holding II Company Limited (“TTGH”), a corporation incorporated in Delaware in November 2023, is an indirect, wholly owned subsidiary of Trane Technologies.

The principal executive office of TTGH is located at 800-E Beaty Street, Davidson, NC, telephone (704) 655-4000.

Trane Technologies Irish Holdings Unlimited Company

Trane Technologies Irish Holdings Unlimited Company (“Irish Holdings”), an Irish private unlimited company incorporated in November 1998, is a wholly owned subsidiary of Trane Technologies.

The registered office of Irish Holdings is located at 170/175 Lakeview Drive, Airside Business Park, Swords Co. Dublin, K67 Ew96, Ireland, telephone +(353) (1) 8953200.

Trane Technologies Americas Holding Corporation

Trane Technologies Americas Holding Corporation (“TTAHC”), a corporation incorporated in Delaware, was formerly a Kentucky limited liability company until it was incorporated under the laws of Delaware on November 15, 2023 pursuant to a domestication transaction and is an indirect, wholly owned subsidiary of Trane Technologies.

The principal executive office of TTAHC is located at 800-E Beaty Street, Davidson, NC, telephone (704) 655-4000.

Trane Technologies Company LLC

Trane Technologies Company LLC (“TTC”), a limited liability company formed in Delaware in May 2020 upon conversion from a Texas limited liability company, is an indirect, wholly owned subsidiary, of Trane Technologies.

The principal executive office of TTC is located at 800-E Beaty Street, Davidson, NC, 28036, telephone (704) 655-4000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. Before acquiring any such securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “plan,” “potential,” “predict,” “target,” “may,” “might” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements.

Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, share or debt repurchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding our sustainability and Environmental, Social, and Governance (ESG) commitments; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on currently available information and our current assumptions, expectations and projections about future events. While we believe that our assumptions, expectations and projections are reasonable in view of the currently available information, you are cautioned not to place undue reliance on our forward-looking statements. You are advised to review any further disclosures we make on related subjects in materials we file with or furnish to the SEC. Forward-looking statements speak only as of the date they are made and are not guarantees of future performance. They are subject to future events, risks and uncertainties - many of which are beyond our control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from our expectations and projections. We do not undertake to update any forward-looking statements.

Factors that might affect our forward-looking statements include, among other things:

•

overall economic, political and business conditions in the markets in which we operate including recessions, economic downturns, price instability, slow economic growth and social and political instability;

•	impacts of global health crises, epidemics, pandemics, or other contagious outbreaks on our business operations, financial results and financial position and on the world economy;

•	commodity and raw material shortages, supply chain risks and price increases;

•	national and international conflict, including war, civil disturbances and terrorist acts, and other geopolitical hostilities and tensions;

•	trade protection measures such as import or export restrictions and requirements, the imposition of tariffs and quotas or revocation or material modification of trade agreements;

•	competitive factors in the markets in which we compete;

•	the development, commercialization and acceptance of new and enhanced products and services;

•	attracting and retaining talent;

•	work stoppages, union negotiations, labor disputes and similar issues;

•	other capital market conditions, including availability of funding sources, interest rate fluctuations and other changes in borrowing costs;

•	currency exchange rate fluctuations, exchange controls and currency devaluations;

•	the outcome of any litigation, governmental investigations, claims or proceedings;

•	risks and uncertainties associated with the asbestos-related bankruptcy for our deconsolidated subsidiaries Aldrich Pump LLC and Murray Boiler LLC;

•	the impact of potential information technology system failures, vulnerabilities, data security breaches or other cybersecurity issues;

•	evolving data privacy and protection laws;

•	intellectual property infringement claims and the inability to protect our intellectual property rights;

•	changes in laws and regulations;

•	climate change, changes in weather patterns, natural disasters and seasonal fluctuations;

•	national, regional and international regulations and policies associated with climate change and the environment;

•	the outcome of any income tax audits or settlements;

•	the strategic acquisition or divestiture of businesses, product lines and joint ventures;

•	impairment of our goodwill, indefinite-lived intangible assets and/or our long-lived assets; and

•

changes in tax laws and requirements (including tax rate changes, new tax laws, new and/or revised tax law interpretations and any legislation that may limit or eliminate potential tax benefits resulting from our incorporation in a non-U.S. jurisdiction, such as Ireland).

Some of the significant risks and uncertainties that could cause actual results to differ materially from our expectations and projections are described more fully in the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and each subsequently filed Quarterly Report on Form 10-Q, the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement. You should read that information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, and each subsequently filed Quarterly Report on Form 10-Q, and our Consolidated Financial Statements and related notes in our most recent Annual Report on Form 10-K, and each subsequently filed Quarterly Report on Form 10-Q.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, we plan to add the net proceeds we receive from sales of the securities offered by this prospectus to our general funds and to use the funds for general corporate purposes. These could include, but are not limited to, capital expenditures, the repayment of debt, investment in subsidiaries, additions to working capital, the repurchase, redemption or retirement of securities, including ordinary shares, acquisitions and other business opportunities.

DESCRIPTION OF THE DEBT SECURITIES

The following description of debt securities sets forth certain general terms and provisions of the debt securities which may be offered hereunder. This summary does not contain all of the information that you may find useful.

As used herein, “Trane Parent” refers to Trane Technologies plc and its successors and, in respect of a series of the debt securities, “Guarantors” mean, collectively, (a)(i) each person named as a “Guarantor” pursuant to the applicable prospectus supplement and (ii) Trane Parent, in the case of debt securities issued by Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC or TTC in each case until such person ceases to be a Guarantor pursuant to the terms of the indenture, and (b) any successor company thereof that shall have become a Guarantor pursuant to the applicable provisions of the indenture.

Under this prospectus, debt securities issued by Trane Parent, Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC or TTC (as applicable, the “Issuer”) will be offered. The debt securities offered will be issued under an indenture (as supplemented, the “indenture”) to be entered into by and among Trane Parent, Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC, TTC and Computershare Trust Company, N.A., as trustee.

Debt securities issued by Trane Parent may be guaranteed by certain subsidiaries of Trane Parent, including Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC and/or TTC, as may be specified in the applicable prospectus supplement. Debt securities issued by Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC or TTC, as applicable, will be guaranteed by Trane Parent and may also be guaranteed by certain other subsidiaries of Trane Parent not acting as the Issuer, including Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC and/or TTC, as may be specified in the applicable prospectus supplement.

When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement and will supersede this prospectus.

The following description only summarizes the terms of the indenture and the debt securities. For more information you should read the indenture. In addition, the following description is qualified in all respects by reference to the actual text of the indenture and the forms of the debt securities.

General

Trane Parent, Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC and TTC may issue debt securities either separately, or together with, or upon the conversion of or in exchange for, other securities. The debt securities will be issued in one or more series under the indenture.

The trustee for each series of debt securities will be Computershare Trust Company, N.A., unless otherwise specified in the applicable prospectus supplement.

The indenture does not limit the amount of debt securities that may be issued and provides that debt securities may be issued thereunder from time to time in one or more series.

You should review the prospectus supplement for the following terms of the series of debt securities being offered:

•	the Issuer of such series of debt securities;

•	the designation, aggregate principal amount and authorized denominations of such series of debt securities;

•	whether the debt securities rank as senior debt or subordinated debt and the terms of any subordination;

•	the purchase price of such series of debt securities;

•	the date or dates on which such series of debt securities will mature;

•	the rate or rates per annum, if any (which may be fixed or variable), at which the debt securities of such series will bear interest or the method by which such rate or rates will be determined;

•	the dates on which the interest will be payable and the record dates for payment of interest, if any;

•	the coin or currency in which payment of the principal of (and premium, if any, on) and interest, if any, on such series of debt securities will be payable;

•	the terms of any mandatory or optional redemption (including any sinking fund) or any obligation of us to repurchase such series of debt securities;

•

whether such series of debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global notes and, if so, the identity of the depositary, if any, for such note or notes;

•	the terms, if any, upon which such series of debt securities may be convertible into or exchangeable for other securities;

•	whether such series of debt securities will be guaranteed by any person other than as identified in this prospectus;

•	any special tax implications of such series of debt securities;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	any addition to or change or deletion of any event of default or any covenant specified in the indenture; and

•	any other additional provisions or specific terms which may be applicable to that series of debt securities.

Unless otherwise indicated in the prospectus supplement, the debt securities will be issued only in fully registered form without coupons in denominations of $2,000 or multiples of $1,000.

The debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any of these discounted debt securities will be described in the applicable prospectus supplement.

The indenture provides that each holder of debt securities offered pursuant to this prospectus consents to the Issuer or any Guarantor (as defined in “—Guarantees” below) applying to a court of competent jurisdiction for an order sanctioning, approving, consenting to or confirming a reduction in any of its share capital accounts including, without limitation, by re-characterizing any sum standing to the credit of an undenominated capital account as a distributable reserve.

Guarantees

Under this prospectus, debt securities issued by Trane Parent, Trane Holdco, TTFL, Lux International TTGH, Irish Holdings, TTAHC and/or TTC, as the case may be, will be offered. Debt securities issued by Trane

Parent may be guaranteed by certain subsidiaries of Trane Parent, including Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC and/or TTC, as may be specified in the applicable prospectus supplement. Debt securities issued by Trane Holdco, TTFL, Lux International, TTGH, Irish Holdings, TTAHC or TTC, as applicable, will be guaranteed by Trane Parent and may also be guaranteed by certain other subsidiaries of Trane Parent not acting as the Issuer, including Trane Holdco, Lux International, TTGH, Irish Holdings, TTAHC and/or TTC, as may be specified in the applicable prospectus supplement.

The guarantees of the debt securities of any series will be structurally subordinated to all the liabilities of the subsidiaries of Trane Parent that are not themselves Guarantors or the Issuer of such series.

The obligations of any Guarantor under its guarantee will be limited as necessary to prevent such guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for ordinary shares, preferred shares, other debt securities or any other securities will be set forth in the related prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders, the Issuer (if other than Trane Parent) or Trane Parent.

Registration of Transfer and Exchange

Subject to the terms of the indenture and the limitations applicable to global securities, debt securities may be transferred or exchanged at the corporate trust office of the trustee or at any other office or agency maintained by the Issuer for that purpose. No service charge will be made for any registration of transfer or exchange of the debt securities, but the Issuer may require a payment by the holder to cover any tax or other governmental charge. The Issuer will not be required to register the transfer of or exchange debt securities of any series:

•	during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of securities of that series selected for redemption; or

•	selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and any premium on the debt securities will be paid at the place or places that the Issuer will designate for such purposes. However, the Issuer, at its option, may make interest payments by check mailed to persons in whose names the debt securities are registered. Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security that is payable and is punctually paid or duly provided for on any interest payment date will be made to the person in whose name that debt security is registered at the close of business on the regular record date for that interest payment. The Issuer will pay the principal of (and premium, if any, on) registered debt securities only against surrender of those debt securities.

Global Notes

The debt securities of a series may be issued in whole or in part in the form of one or more global notes that will be deposited with or on behalf of a depositary located in the United States identified in the prospectus supplement relating to the applicable series.

The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to the series. The following provisions are expected to apply to all depositary arrangements.

Unless otherwise specified in an applicable prospectus supplement, debt securities which are to be represented by a global note to be deposited with or on behalf of a depositary will be represented by a global note registered in the name of such depositary or its nominee. Upon the issuance of a global note in registered form, the depositary for the global note will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global note to the accounts of institutions that have accounts with the depositary or its nominee (“participants”). The accounts to be credited shall be designated by the underwriters or agents of the debt securities or by the Issuer, if the debt securities are offered and sold directly by the Issuer. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global notes. Ownership of beneficial interests in global notes by persons that hold the beneficial interests through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant.

So long as the depositary for a global note in registered form, or its nominee, is the registered owner of the global note, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the indenture. Except as described below, owners of beneficial interests in the global notes will not be entitled to have debt securities of the series represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form and will not be considered the owners or holders thereof under the indenture.

Payment of principal of (and premium, if any, on) and interest, if any, on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global note representing the debt securities. The Issuer will not, nor will the Guarantors, the trustee, any paying agent or the security registrar for the debt securities have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

It is expected that the depositary for debt securities of a series, upon receipt of any payment of principal, premium or interest in respect of a permanent global note, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of the depositary. It is also expected that payments by participants to owners of beneficial interests in the global note held through the participants will be governed by customary practices. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

A global note may not be transferred except as a whole by the depositary for the global note to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor. If a depositary for debt securities of a series is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within ninety days, the Issuer will issue debt securities in definitive registered form in exchange for the global note or notes representing the debt securities. In addition, the Issuer may at any time and in its sole discretion determine not to have any debt securities in registered form represented by one or more global notes and, in that event, the Issuer will issue debt securities in definitive form in exchange for the global note or notes representing the debt securities.

Certain Covenants of the Debt Securities

The debt securities will include the following covenants:

Limitation on Liens. Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, Trane Parent will not, and will not permit any restricted subsidiary to, create, assume or guarantee any indebtedness for money borrowed secured by any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind (hereinafter referred to as a “mortgage” or “mortgages”) on any principal property of Trane Parent or a restricted subsidiary or on any shares or funded indebtedness of a restricted subsidiary (whether such principal property, shares or funded indebtedness are now owned or hereafter acquired) without, in any such case, effectively providing concurrently with the creation, assumption or guaranteeing of such indebtedness that the debt securities (together, if Trane Parent shall so determine, with any other indebtedness then or thereafter existing, created, assumed or guaranteed by Trane Parent or such restricted subsidiary ranking equally with the debt securities) shall be secured equally and ratably with (or prior to) such indebtedness. The indenture excludes, however, from the foregoing any indebtedness secured by a mortgage (including any extension, renewal or replacement, or successive extensions, renewals or replacements, of any mortgage hereinafter specified or any indebtedness secured thereby, without increase of the principal of such indebtedness or expansion of the collateral securing such indebtedness):

1)	on property, shares or funded indebtedness of any Person existing at the time such Person becomes a restricted subsidiary;

2)

on property existing at the time of acquisition of such property, or to secure indebtedness incurred for the purpose of financing the purchase price of such property or improvements or construction thereon, which indebtedness is incurred prior to, at the time of or within 360 days after the later of such acquisition, the completion of such construction or the commencement of commercial operation of such property; provided, however, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property previously owned by Trane Parent or a restricted subsidiary, other than any previously unimproved real property on which the property is constructed or the improvement is located;

3)

on property, shares or funded indebtedness of a Person existing at the time such Person is merged into or consolidated with Trane Parent or a restricted subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Trane Parent or a restricted subsidiary;

4)	on property of a restricted subsidiary to secure indebtedness of such restricted subsidiary to Trane Parent or another restricted subsidiary;

5)

on property of Trane Parent or property of a restricted subsidiary in favor of the United States or any State thereof, Luxembourg or the jurisdiction of organization of Trane Parent, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, Luxembourg or the jurisdiction of organization of Trane Parent, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgage; or

6)	existing at the date of the indenture;

provided, however, that any mortgage permitted by any of clauses (1), (2), (3) and (5) above shall not extend to or cover any property of Trane Parent or such restricted subsidiary, as the case may be, other than the property specified in such clauses and improvements to that property.

Notwithstanding the above, Trane Parent or any restricted subsidiary may create, assume or guarantee secured indebtedness for money borrowed which would otherwise be prohibited in an aggregate amount which, together with all other such indebtedness for money borrowed of Trane Parent and its restricted subsidiaries and the attributable debt of Trane Parent and its restricted subsidiaries in respect of sale and leaseback transactions (as defined below) existing at such time (other than sale and leaseback transactions entered into prior to the date of the indenture and sale and leaseback transactions the proceeds of which have been applied in accordance with the indenture), does not at the time exceed 10% of the shareholders’ equity in Trane Parent and its consolidated subsidiaries, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of Trane Parent.

“attributable debt” means, as of any particular time, the lesser of (i) the fair value of the property subject to the applicable sale and leaseback transaction (as determined by the board of directors of Trane Parent) and (ii) the then present value (discounted at a rate equal to the weighted average of the rate of interest on all securities issued by the applicable Issuer then issued and outstanding under the indenture, compounded semi-annually) of the total net amount of rent required to be paid under such lease during the remaining term thereof (excluding any renewal term unless the renewal is at the option of the lessor) or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments shall include such penalty). The net amount of rent required to be paid for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of, or measured or determined by, any variable factor, including, without limitation, the cost-of-living index and costs of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and after excluding any portion of rentals based on a percentage of sales made by the lessee. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated;

“mortgage” means, on any specified property, any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property;

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity; and

“shareholders’ equity in Trane Parent and its consolidated subsidiaries” means the share capital, share premium, contributed surplus and retained earnings of Trane Parent and its consolidated subsidiaries, excluding the cost of shares of Trane Parent held by its affiliates, all as determined in accordance with United States generally accepted accounting principles.

Limitation on Sale and Leaseback Transactions. Unless otherwise indicated in the prospectus supplement relating to a series of debt securities, Trane Parent will not, and will not permit any restricted subsidiary to, enter into any sale and leaseback transactions (which are defined in the indenture to exclude leases expiring within three years of making, leases between Trane Parent and a restricted subsidiary or between restricted subsidiaries and any lease of a part of a principal property which has been sold, for use in connection with the winding up or termination of the business conducted on such principal property), unless (a) Trane Parent or such restricted subsidiary would be entitled to incur indebtedness secured by a mortgage on such principal property without equally and ratably securing the debt securities or (b) an amount equal to the fair value of the principal property so leased (as determined by the board of directors of Trane Parent) is applied within one year (i) to the retirement (other than by payment at maturity or pursuant to mandatory sinking, purchase or analogous fund or prepayment provision) of (x) the debt securities or (y) other funded indebtedness of Trane Parent or any restricted subsidiary ranking on a parity with the debt securities, provided, however, that the amount to be applied to the retirement of any funded indebtedness as provided under this clause (i) shall be reduced by (A) the principal amount of any debt securities delivered within 360 days after such sale or transfer to the trustee for the debt securities of such series for retirement and cancellation and (B) the principal amount of other funded indebtedness ranking on parity with the debt securities voluntarily retired by Trane Parent within 360 days after such sale or transfer; or (ii) to purchase, improve or construct principal properties, provided that if only a portion of such proceeds is designated as a credit against such purchase, improvement or construction, Trane Parent shall apply an amount equal to the remainder as provided in (i) above.

Restrictions Upon Merger and Sales of Assets. The Issuer of any series of debt securities shall not consolidate, amalgamate or merge with or into any other Person (whether or not affiliated with such Issuer) and such Issuer or its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and such Issuer shall not sell, convey or lease all or substantially all of its property to any other Person (whether or not affiliated with such Issuer) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the debt securities of such series, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by such Issuer shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the trustee for such series of the debt securities, executed and delivered to each such trustee by the Person (if other than such Issuer) formed by such consolidation or amalgamation, or into which such Issuer shall have been merged, or by the Person which shall have acquired or leased such property, and (ii) such Person shall be a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or the District of Columbia, any Member State of the European Union (the “EU”), the United Kingdom, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing. Such Issuer will not so consolidate, amalgamate or merge, or make any such sale, lease or other conveyance, and such Issuer will not permit any other Person to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other conveyance, and after giving effect thereto, no default in the performance or observance by such Issuer or such successor Person, as the case may be, of any of the terms, covenants, agreements or conditions contained in the indenture with respect to the debt securities shall have occurred and be continuing.

If upon any such consolidation, amalgamation, merger, sale, conveyance or lease, any principal property or any shares or funded indebtedness of any restricted subsidiary would become subject to any mortgage (other than a mortgage to which such principal property or such shares of stock or funded indebtedness of such restricted subsidiary may become subject as provided under “—Limitations on Liens” without equally and ratably securing the notes) (the “Triggering Mortgage”), Trane Parent will secure the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on the debt securities (together with, if Trane Parent shall so determine, any other indebtedness of or guarantee by Trane Parent or such restricted subsidiary ranking equally with the debt securities) by a mortgage on such principal property or such shares of stock or funded indebtedness of such restricted subsidiary, the lien of which will rank prior to the lien of such Triggering Mortgage.

Each Guarantor, if any, of any series of debt securities shall not consolidate, amalgamate or merge with or into any other Person or corporations (whether or not affiliated with such Guarantor) and such Guarantor and its successor or successors shall not be a party or parties to successive consolidations, amalgamations or mergers and such Guarantor shall not sell, convey or lease all or substantially all of its property to any other Person (whether or not affiliated with such Guarantor) authorized to acquire and operate the same, unless (i) upon any such consolidation, amalgamation, merger, sale, conveyance or lease, the performance of the obligations under the guarantee of such Guarantor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by such Guarantor shall be expressly assumed, by supplemental indenture reasonably satisfactory in form to the trustee for each series of the debt securities, executed and delivered to each such trustee by the Person (if other than the Issuer or a Guarantor for such series) formed by such consolidation or amalgamation, or into which such Guarantor shall have been merged, or by the Person which shall have acquired or leased such property, and (ii) such Person shall be a solvent corporation, partnership, limited liability company, trust or any other entity organized under the laws of the United States of America or a State thereof or the District of Columbia, any Member State of the EU, the United Kingdom, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the

Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing. Furthermore, such Guarantor will not so consolidate, amalgamate or merge, or make any such sale, lease or other conveyance, and such Guarantor will not permit any other Person to merge into it, unless immediately after the proposed consolidation, amalgamation, merger, sale, lease or other conveyance, and after giving effect thereto, no default in the performance or observance by such Guarantor or such successor Person, as the case may be, of any of the terms, covenants, agreements or conditions in respect of the debt securities contained in the indenture or the guarantee of such Guarantor shall have occurred and be continuing.

Certain Definitions. The term “funded indebtedness” means indebtedness created, assumed or guaranteed by a person for money borrowed which matures by its terms, or is renewable by the borrower to a date, more than one year after the date of its original creation, assumption or guarantee.

The term “principal property” means any manufacturing plant or other manufacturing facility of Trane Parent or any restricted subsidiary, which plant or facility is located within the United States, except any such plant or facility which the board of directors of Trane Parent by resolution declares is not of material importance to the total business conducted by Trane Parent and its restricted subsidiaries.

The term “restricted subsidiary” means any subsidiary which owns a principal property excluding, however, any entity the greater part of the operating assets of which are located, or the principal business of which is carried on, outside the United States.

The term “subsidiary” means any corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or any other entity of which at least a majority of the outstanding stock or equity interests having voting power under ordinary circumstances to elect a majority of the board of directors or similar body of said entity shall at the time be owned by Trane Parent or by Trane Parent and one or more subsidiaries or by one or more subsidiaries of Trane Parent.

Events of Default

As to each series of debt securities, an event of default is defined in the indenture as being any:

•

default in payment of any interest on any debt security of such series when it becomes due and payable which continues for 30 days (subject to the deferral of any interest payment in the case of an extension period);

•	default in payment of any principal of (or premium, if any, on) any debt security of such series when due either at its stated maturity date, upon redemption, upon acceleration or otherwise;

•	default in payment of any sinking fund installment, when and as due by the terms of a note of such series, and continuance of such default for a period of 30 days;

•

default in performance of any other covenant of the Issuer or any Guarantor of such series in the indenture (other than a covenant included solely for the benefit of debt securities of another series) which continues for 90 days after receipt of written notice;

•

certain events of bankruptcy, insolvency or reorganization relating to the Issuer of such series and, if the debt securities of that series are guaranteed by one or more Guarantors, certain events of bankruptcy, insolvency or reorganization relating to any such Guarantors;

•

scenario in which the debt securities of that series are guaranteed by one or more Guarantors, a guarantee of the debt securities of such series shall for any reason cease to be, or shall for any reason be asserted in writing by the Issuer or the Guarantors not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and such guarantee; or

•	other events of default specified in or pursuant to a board resolution or officer’s certificate or in a supplemental indenture.

The indenture provides that the trustee may withhold notice to the holders of debt securities of such series of any default (except in payment of principal, premium, if any, or interest, if any, on such series or in payment of any sinking fund installment on such series) if the trustee considers it is in the interest of such holders to do so.

Holders of the debt securities of any series may not enforce the indenture or the debt securities of such series except as provided in the indenture. In case an event of default (other than a default resulting from bankruptcy, insolvency or reorganization) shall occur and be continuing with respect to the debt securities of any series, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of such series may declare the principal amount on all the debt securities of such series (or, if the debt securities of that series were issued at a discount, such portion of the principal as may be specified in the terms of that series) to be due and payable. If an event of default results from bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series (or, if the debt securities of that series were issued at a discount, such portion of the principal as may be specified in the terms of that series) will automatically become due and payable. Any event of default with respect to the debt securities of any series (except defaults in payment of principal of (or premium, if any, on) or interest, if any, on the debt securities of such series or a default in respect of a covenant or provision that cannot be modified without the consent of the holder of each outstanding security of such series) may be waived by the holders of at least a majority in aggregate principal amount of the debt securities of that series then outstanding.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee is under no obligation to exercise any of the rights or powers under such indenture at the request, order or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it. Subject to such provisions for the indemnification of the trustee and certain limitations contained in the indenture, the holders of a majority in principal amount of the debt securities of any series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series. In respect of each series of debt securities, Trane Parent is required annually to deliver to the trustee an officer’s certificate stating whether or not the signers have knowledge of any default in the performance by each of the Issuer and any Guarantors of the covenants of the indenture. In addition, promptly (and in any event within five business days) upon Trane Parent becoming aware of the occurrence of any default or event of default in respect of any series of debt securities, Trane Parent is required to deliver to the trustee an officer’s certificate setting forth the details of such default or event of default and the actions which Trane Parent, the Issuer and Guarantors, as applicable, propose to take with respect to such default or event of default.

Discharge

The indenture with respect to the debt securities of any series may be discharged (with the exception of specified provisions as provided in the indenture) when the Issuer requests such discharge in writing accompanied by an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent to discharge under the indenture have been satisfied and either:

(A)	all debt securities, with the exceptions provided for in the indenture, of that series have been delivered to the trustee for cancellation; or

(B)

all debt securities of that series not theretofore delivered to the trustee for cancellation (1) have become due and payable; (2) will become due and payable at their stated maturity within one year; (3) are to be called for redemption within one year; or (4) been deemed paid and discharged pursuant to the terms of the indenture;

and the Issuer, in the case of clauses (B)(1), (B)(2) and (B)(3), has deposited or caused to be deposited with the trustee in trust an amount of (a) money, or (b) in the case of clauses (B)(2) and (B)(3), (I) United States government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the stated maturity or redemption date, as the case may be, money in an amount or (II) a combination of money or United States government obligations as provided in (I) above, in each case sufficient (if United States government obligations, as certified in the opinion of a nationally recognized firm of independent certified public accountants) to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal, premium, if any, and interest, if any, to the date of such deposit in the case of debt securities which have become due and payable or to the stated maturity or redemption date, as the case may be.

Defeasance

The indenture provides that the Issuer may discharge the entire indebtedness of all outstanding debt securities of a series and the provisions of the indenture as they relate to such debt securities will no longer be in effect in respect of the Issuer and the Guarantors (with the exception of specified provisions as provided in the indenture) if the Issuer deposits or causes to be deposited with the trustee, in trust, money, or United States government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities to their stated maturities or to, but excluding, a redemption date which has been irrevocably designated by the Issuer for redemption of such debt securities. To exercise any such option, the Issuer is required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (b) since the date of an offering, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and that no event of default or default shall have occurred and be continuing.

The indenture provides that, at the election of the Issuer, the Issuer and the Guarantors need not comply with certain restrictive covenants of the indenture as to any series of debt securities (in the case of debt securities as described above under “—Certain Covenants of the Debt Securities—Limitation on Liens,” “—Limitation on Sale and Leaseback Transactions” and the third paragraph of “—Restrictions Upon Merger and Sales of Assets”), upon the deposit by the Issuer with the trustee, in trust, of money, or United States government obligations, or a combination thereof, which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money, in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants, to pay all the principal (including any mandatory sinking fund payments, if any) of, premium, if any, and interest, if any, on the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities to their stated maturities or to, but excluding a redemption date which has been irrevocably designated by us for redemption of such debt securities. To exercise any such option, the Issuer may be required to meet specified conditions, including delivering to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes.

Modification of the Indenture

The indenture contains provisions permitting the Issuer, the Guarantors and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected by such modification (voting as one class), to modify such indenture or the rights of the holders of the debt securities, except that no such modification shall, without the consent of the holder of each debt security so affected:

•

change the maturity of any debt security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof (including, in the case of a discounted debt security, the amount payable thereon in the event of acceleration) or any redemption premium thereon, or change the place or medium or currency of payment of such debt security, or impair the right of any holder to institute suit for payment thereof, or release any Guarantor from any of its obligations under its guarantee otherwise than in accordance with the terms of the indenture;

•	reduce the percentage of debt securities, the consent of the holders of which is required for any such modification or for certain waivers or other modifications under such indenture;

•	make the debt securities of any series payable in currency other than that stated herein;

•	expressly subordinate in right of payment the debt securities of any series or a guarantee thereof; or

•

modify certain provisions of the indenture related to entry into a supplemental indenture with consent of holders, waiver of past defaults and waiver of certain covenants, except under certain circumstances specified in the indenture.

The indenture contains provisions permitting the Issuer, the Guarantors and the trustee, without the consent of any holders, to modify the indenture for any of the following purposes:

•

to evidence the succession of another corporation, partnership, limited liability company, trust or any other entity to the Issuer or any Guarantor and the assumption by any such successor of the Issuer’s covenants in the indenture and the debt securities or such Guarantor’s covenants in the indenture and the guarantee, as the case may be;

•

to add to the Issuer’s or any Guarantor’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Issuer or such Guarantor, as the case may be, in the indenture;

•	to add any additional events of defaults;

•

to add or change any provisions of the indenture to such extent as may be necessary to permit or facilitate the issuance of debt securities in bearer form registrable or not registrable as to principal, and with or without interest or coupons;

•

to change or eliminate any provision of the indenture, provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to such modification which is entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of any debt securities of any series as permitted by the indenture;

•	to establish the form or terms of a related guarantee of any debt securities as permitted by the indenture;

•

to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities of one or more series and to add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to evidence and provide for the acceptance of appointment of a trustee other than Computershare Trust Company, N.A., as trustee for a series of debt securities and to add or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for any rights of the holder of debt securities of any series to require the repurchase of debt securities of such series from the Issuer;

•

to cure any ambiguity, omission, mistake or defect, to correct or supplement any provision of the indenture which may be inconsistent with any other provision of the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	to provide for the issuance of additional debt securities of any series in accordance with the indenture;

•	to add guarantees with respect to the debt securities;

•

to amend the provisions of the indenture relating to the transfer and legending of the debt securities of any series, including, without limitation, to facilitate the issuance and administration of the debt securities of any series; provided that compliance with the indenture as so amended would not result in the debt securities of such series being transferred in violation of the Securities Act or any applicable securities law;

•

to conform the text of the indenture, guarantee or debt securities of any series to any provision of the description thereof set forth in this prospectus or any prospectus supplement to the extent that such provision in this prospectus or any prospectus supplement was intended to be a verbatim recitation of a provision in the indenture, guarantee or debt securities of any series;

•	for any other reason specified in the board resolution, officer’s certificate or supplemental indenture establishing the applicable series of debt securities;

•	to continue its qualification under the Trust Indenture Act of 1939 or as may be necessary or desirable in accordance with amendments to that Act; or

•	for any other reason specified in the applicable prospectus supplement.

Concerning the Trustee

We may from time to time maintain lines of credit and have other customary banking relationships with each trustee and its affiliated banks.

Governing Law

The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

The following description of warrants sets forth certain general terms and provisions of warrants. This summary does not contain all of the information that you may find useful. The particular terms of the warrants offered will be described in the prospectus supplement relating to those warrants. As used in this section only, “we”, “our” and “us” refers only to Trane Technologies.

General

We may issue warrants to purchase our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we select. Unless otherwise specified in the applicable prospectus supplement, the warrant agreements and the warrants will be governed by and construed in accordance with the laws of the State of New York.

You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•

our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF TRANE TECHNOLOGIES SHARE CAPITAL

The following description of Trane Technologies’ share capital is a summary. This summary is not complete and is subject to the complete text of Trane Technologies’ memorandum and articles of association previously filed with the Commission and to the Irish Companies Act 2014 (the “Irish Companies Act”). We encourage you to read those documents and laws carefully.

Capital Structure

Authorized Share Capital. The authorized share capital of Trane Technologies is €40,000 and US$1,175,010,000 divided into 40,000 ordinary shares with a nominal value of €1 per share, 1,175,000,000 ordinary shares with a nominal value of US$1.00 per share and 10,000,000 preferred shares with a nominal value of US$0.001 per share.

Trane Technologies may issue shares subject to the maximum prescribed by its authorized share capital contained in its memorandum of association and subject to the maximum authorized by shareholders from time to time.

As a matter of Irish company law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. The shareholders of Trane Technologies adopted an ordinary resolution at the 2023 annual general meeting of the Company on June 1, 2023 authorizing the directors of Trane Technologies to issue up to an aggregate nominal amount of $50,509,033 (50,509,033 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of Trane Technologies as of April 6, 2023), for a period of 18 months from June 1, 2023.

The authorized share capital may be increased or reduced by way of an ordinary resolution of Trane Technologies’ shareholders. The shares comprising the authorized share capital of Trane Technologies may be divided into shares of such par value as the resolution shall prescribe.

The rights and restrictions to which the ordinary shares are subject are prescribed in Trane Technologies’ articles of association. Trane Technologies’ articles of association entitle the board of directors, without shareholder approval, to determine the terms of the preferred shares issued by Trane Technologies. The Trane Technologies board of directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares (other than the authority to allot shares referred to above) unless expressly provided by the terms of that class or series or shares, to provide from time to time for the issuance of other classes or series of preferred shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Irish law does not recognize fractional shares held on record; accordingly, Trane Technologies’ articles of association do not provide for the issuance of fractional shares of Trane Technologies, and the official Irish register of Trane Technologies will not reflect any fractional shares.

Pre-emption Rights, Share Warrants and Share Options

Certain statutory pre-emption rights apply automatically in favor of Trane Technologies’ shareholders where shares in Trane Technologies are to be issued for cash. However, Trane Technologies initially opted out of these pre-emption rights on its incorporation in its articles of association as permitted under Irish company law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, Trane Technologies’ articles of association provide that this opt-out must be so renewed. A special resolution requires not less than 75% of the votes of Trane Technologies’ shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of Trane Technologies pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution). Shareholders of Trane Technologies passed a special resolution at the 2023 annual general meeting of the Company on June 1, 2023 authorizing the directors of Trane Technologies to opt out of pre-emption rights with respect to equity securities with up to an aggregate nominal value of $50,509,033 (50,509,033 shares) (being equivalent to approximately 20% of the aggregate nominal value of the issued ordinary share capital of Trane Technologies of April 6, 2023), for a period of 18 months from June 1, 2023.

The articles of association of Trane Technologies provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Trane Technologies is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Act provides that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The board may issue shares upon exercise of warrants or options without shareholder approval or authorization.

Trane Technologies is subject to the rules of the NYSE that require shareholder approval of certain share issuances.

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of Trane Technologies less accumulated realized losses of Trane Technologies. In addition, no distribution or dividend may be made unless the net assets of Trane Technologies are equal to, or in excess of, the aggregate of Trane Technologies’ called up share capital plus undistributable reserves and the distribution does not reduce Trane Technologies’ net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund, the revaluation reserve, and the amount by which Trane Technologies’ accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Trane Technologies’ accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Trane Technologies has sufficient distributable reserves to fund a dividend must be made by reference to “relevant financial statements” of Trane Technologies. The “relevant financial statements” will be either the last set of unconsolidated annual audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Act, which gives a “true and fair view” of Trane Technologies’ unconsolidated financial position and accord with accepted accounting practice. The relevant financial statements must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of Trane Technologies. Trane Technologies’ articles of association authorize the directors to declare such dividends as appear justified from the profits of Trane Technologies without the approval of the shareholders at a general meeting. The board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

The directors of Trane Technologies may deduct from any dividend payable to any member all sums of money (if any) payable by such member to Trane Technologies in relation to the shares of Trane Technologies.

The directors of Trane Technologies are also entitled to issue shares with preferred rights to participate in dividends declared by Trane Technologies. The holders of such preferred shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Share Repurchases, Redemptions and Conversions

Overview

Article 3(d) of Trane Technologies’ articles of association provides that any ordinary share which Trane Technologies has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish company law purposes, the repurchase of ordinary shares by Trane Technologies will technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions by Trane Technologies.” If the articles of association of Trane Technologies did not contain Article 3(d), repurchases by Trane Technologies would be subject to many of the same rules that apply to purchases of Trane Technologies shares by subsidiaries described below under “—Purchases by Subsidiaries of Trane Technologies,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, when we refer elsewhere in this prospectus to repurchasing or buying back ordinary shares of Trane Technologies, we are referring to the redemption of ordinary shares by Trane Technologies pursuant to Article 3(d) of the articles of association or the purchase of ordinary shares of Trane Technologies by a subsidiary of Trane Technologies, in each case in accordance with the Trane Technologies articles of association and Irish company law as described below.

Repurchases and Redemptions by Trane Technologies

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “—Dividends”) or the proceeds of a new issue of shares for that purpose. Trane Technologies currently has distributable reserves which are calculated by reference to the relevant financial statements of Trane Technologies. Please see “—Dividends.” All redeemable shares must be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem Trane Technologies shares.

The board of directors of Trane Technologies is also entitled to issue preferred shares which may be redeemed at the option of either Trane Technologies or the shareholder, depending on the terms of such preferred shares. Please see “—Capital Structure—Authorized Share Capital” above for additional information on redeemable shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by Trane Technologies at any time must not exceed 10% of the nominal value of the issued share capital of Trane Technologies. While Trane Technologies holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by Trane Technologies or re-issued subject to certain conditions.

Purchases by Subsidiaries of Trane Technologies

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase shares of Trane Technologies either on-market or off-market. A general authority of the shareholders of Trane Technologies is required to allow a subsidiary of Trane Technologies to make on-market purchases of Trane Technologies shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Trane Technologies shares is required. Trane Technologies does not currently seek such authority from its shareholders but may seek such general authority from shareholders in the future. In order for a subsidiary of Trane Technologies to make an on-market purchase of Trane Technologies’ shares, such shares must be purchased on a “recognized stock exchange.” The NYSE, on which the shares of Trane Technologies are listed, is a “recognized stock exchange” for this purpose under the Irish Companies (Recognized Stock Exchanges) Regulations 2015. For an off-market purchase by a subsidiary of Trane Technologies, the proposed purchase contract must be authorized by special resolution of the shareholders of Trane Technologies before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of Trane Technologies.

The number of shares held by the subsidiaries of Trane Technologies at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Trane Technologies. While a subsidiary holds shares of Trane Technologies, it cannot exercise any voting rights in respect of those shares. The acquisition of the shares of Trane Technologies by a subsidiary must be funded out of distributable reserves of the subsidiary.

Existing Share Repurchase Program

The board of directors of Trane Technologies has authorized a program to repurchase up to $3.0 billion of its ordinary shares. As of March 31, 2024, there was approximately $2.2 billion of authorization remaining under the program. Based on market conditions, share repurchases will be made from time to time in the open market and in privately negotiated transactions at the discretion of management. The repurchase program does not have a prescribed expiration date.

As noted above, because repurchases of Trane Technologies shares by Trane Technologies will technically be effected as a redemption of those shares pursuant to Article 3(d) of the articles of association, shareholder approval for such repurchases will not be required.

Bonus Shares

Under Trane Technologies’ articles of association, the board may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account of Trane Technologies for issuance and distribution to shareholders as fully paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Consolidation and Division; Subdivision

Under its articles of association, Trane Technologies may by ordinary resolution consolidate and divide all or any of its share capital into shares of larger par value than its existing shares or subdivide its shares into smaller amounts than is fixed by its articles of association.

Reduction of Share Capital

Trane Technologies may, by ordinary resolution, reduce its authorized share capital in any way. Trane Technologies also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way.

General Meetings of Shareholders

Trane Technologies is required to hold annual general meetings at intervals of no more than fifteen months, provided that an annual general meeting is held in each calendar year, no more than nine months after Trane Technologies’ fiscal year-end. Trane Technologies holds its annual general meetings in Ireland. However, any annual general meeting may be held outside Ireland if a resolution so authorizing is passed at the preceding annual general meeting. Because of the fifteen-month requirement described in this paragraph, Trane Technologies’ articles of association include a provision reflecting this requirement of Irish law. At any annual general meeting, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board or (b) by any member entitled to vote at such meeting who complies with the procedures set forth in the articles of association.

Extraordinary general meetings of Trane Technologies may be convened by (i) the chair of the board of directors, (ii) the board of directors, (iii) on requisition of the shareholders holding not less than 10% of the paid up share capital of Trane Technologies carrying voting rights or (iv) on requisition of Trane Technologies’ auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of Trane Technologies as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of a general meeting must be given to all shareholders of Trane Technologies and to the auditors of Trane Technologies. The articles of association of Trane Technologies provide that the maximum notice period is 60 days. The minimum notice periods are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. Because of the 21-day and 14-day requirements described in this paragraph, Trane Technologies’ articles of association include provisions reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by shareholders of Trane Technologies, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the board of directors has 21 days to convene a meeting of Trane Technologies’ shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish company law, be transacted at an annual general meeting are the presentation of the annual financial statements, reports of the directors and auditors, the review by the members of the company’s affairs, the appointment of auditors and the approval of the auditor’s remuneration (or delegation of same), the declaration of dividends and the election of directors. If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at an annual general meeting and serve for one year terms. Where there is a contested election and the number of nominees exceeds the number of directors to be elected, then a plurality voting standard shall apply and only those nominees receiving the most votes for the available seats will be elected. However, because Irish law requires a minimum of two directors at all times, in the event that an election results in no director being elected, each of the two nominees receiving the greatest number of votes in favor of his or her election shall hold office until his or her successor shall be elected. In the event that an election results in only one director being elected, that director shall be elected and shall serve for a one year term, and the nominee receiving the greatest number of votes in favor of their election shall hold office until his or her successor shall be elected.

If the directors become aware that the net assets of Trane Technologies are half or less of the amount of Trane Technologies’ called-up share capital, the directors of Trane Technologies must convene an extraordinary general meeting of Trane Technologies’ shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

Voting

At a general meeting a resolution put to the vote is decided by a poll whereby every shareholder shall have one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in Trane Technologies’ share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by Trane Technologies’ articles of association, by such time as is prescribed in the notice of the meeting, and if no time is specified, by no later than 48 hours before the commencement of the meeting. The articles of association of Trane Technologies permit the appointment of proxies by the shareholders to be notified to Trane Technologies electronically.

In accordance with the articles of association of Trane Technologies, the directors of Trane Technologies may from time to time cause Trane Technologies to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares).

Treasury shares will not be entitled to vote at general meetings of shareholders.

Irish company law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of Trane Technologies’ shareholders at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of Trane Technologies’ shareholders cast at a general meeting. Examples of matters requiring special resolutions include:

•	Amending the objects of Trane Technologies;

•	Amending the articles of association of Trane Technologies;

•	Approving the change of name of Trane Technologies;

•	Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	Opting out of pre-emption rights on the issuance of new shares;

•	Re-registration of Trane Technologies from a public limited company as a private company;

•	Variation of class rights attaching to classes of shares;

•	Purchase of own shares off-market;

•	The reduction of share capital;

•	Resolving that Trane Technologies be wound up by the Irish courts;

•	Resolving in favor of a shareholders’ voluntary winding-up;

•	Re-designation of shares into different share classes; and

•	Setting the re-issue price of treasury shares.

A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme.

Variation of Rights Attaching to a Class or Series of Shares

Variation of all or any special rights attached to any class or series of shares of Trane Technologies is addressed in the articles of association of Trane Technologies as well as the Irish Companies Act. Any variation of class rights attaching to the issued shares of Trane Technologies must be approved by a special resolution of the shareholders of the class or series affected.

Quorum for General Meetings

The presence, in person or by proxy, of the holders of a majority of the Trane Technologies ordinary shares outstanding constitutes a quorum for the conduct of business. No business may take place at a general meeting of Trane Technologies if a quorum is not present in person or by proxy. The board of directors has no authority to waive quorum requirements stipulated in the articles of association of Trane Technologies. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of Trane Technologies and any act of the Irish government which alters the memorandum of association of Trane Technologies; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of Trane Technologies; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Trane Technologies; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of a subsidiary company of Trane Technologies which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of Trane Technologies will also have the right to inspect all books, records and vouchers of Trane Technologies. The auditors’ report must be circulated to the shareholders with audited consolidated annual financial statements of Trane Technologies prepared in accordance with applicable accounting standards 21 days before the annual general meeting and must be read to the shareholders at Trane Technologies’ annual general meeting.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

(a)

a court-approved scheme of arrangement under the Irish Companies Act. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of: (1) 75% of the voting shareholders by value; and (2) 50% in number of the voting shareholders, at a meeting called to approve the scheme;

(b)

through a tender offer by a third party for all of the shares of Trane Technologies. Where the holders of 80% or more of Trane Technologies’ shares have accepted an offer for their shares in Trane Technologies, the remaining shareholders may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of Trane Technologies were listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this threshold would be increased to 90%;

(c)

it is possible for Trane Technologies to be acquired by way of a merger with an EU-incorporated public company under the EU Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If Trane Technologies is being merged with another EU public company under the EU Cross Border Merger Directive 2005/56 and the consideration payable to Trane Technologies’ shareholders is not all in the form of cash, Trane Technologies’ shareholders may be entitled to require their shares to be acquired at fair value; and

(d)

it is also possible for Trane Technologies to be acquired by way of a merger with an Irish incorporated company under the Irish Companies Act. Such a merger must be implemented by a court order from the Irish High Court and be approved by a special resolution of Trane Technologies’ shareholders.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. However, Trane Technologies’ articles of association provide that the affirmative vote of the holders of a majority of the outstanding voting shares on the relevant record date is required to approve a sale, lease or exchange of all or substantially all of its property or assets.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. Under the EC (Cross-Border Mergers) Regulations 2008 (as amended by the European Communities (Mergers and Divisions of Companies) (Amendment) Regulations 2011) and Part 17 of the Irish Companies Act governing the merger of an Irish public limited company and a company incorporated in the European Economic Area, a shareholder (a) who voted against the special resolution approving the merger or (b) of a company in which 90% of the shares is held by the other company the party to the merger of the transferor company has the right to request that the company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Act, there is a notification requirement for shareholders who acquire or cease to be interested in 3% of the shares of an Irish public limited company. A shareholder of Trane Technologies must therefore make such a notification to Trane Technologies if as a result of a transaction the shareholder will be interested in 3% or more of the shares of Trane Technologies; or if as a result of a transaction a shareholder who was interested in more than 3% of the shares of Trane Technologies ceases to be so interested. Where a shareholder is interested in more than 3% of the shares of Trane Technologies, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Trane Technologies. The relevant percentage figure is calculated by reference to the aggregate par value of the shares in which the shareholder is interested as a proportion of the entire par value of Trane Technologies’ share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to Trane Technologies within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in Trane Technologies concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, Trane Technologies, under the Irish Companies Act, may by notice in writing require a person whom Trane Technologies knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in Trane Technologies’ relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the shares of Trane

Technologies, to give such further information as may be required by Trane Technologies including particulars of such person’s own past or present interests in shares of Trane Technologies. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Trane Technologies on a person who is or was interested in shares of Trane Technologies and that person fails to give Trane Technologies any information required within the reasonable time specified, Trane Technologies may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Act, the restrictions that may be placed on the shares by the court are as follows:

(a)	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b)	no voting rights shall be exercisable in respect of those shares;

(c)	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d)	no payment shall be made of any sums due from Trane Technologies on those shares, whether in respect of capital or otherwise.

Where the shares in Trane Technologies are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Anti-Takeover Provisions

Business Combinations with Interested Shareholders

As provided in Trane Technologies’ articles of association, the affirmative vote of the holders of 80% of the shares then in issue of all classes of shares entitled to vote considered for purposes of this provision as one class, is required for Trane Technologies to engage in any “business combination” with any interested shareholder (generally, a 10% or greater shareholder), provided that the above vote requirement does not apply to:

•	any business combination with an interested shareholder that has been approved by the board of directors; or

•

any agreement for the amalgamation, merger or consolidation of any of Trane Technologies’ subsidiaries with Trane Technologies or with another of Trane Technologies’ subsidiaries if (1) the relevant provisions of Trane Technologies’ articles of association will not be changed or otherwise affected by or by virtue of the amalgamation, merger or consolidation and (2) the holders of greater than 50% of the voting power of Trane Technologies or the subsidiary, as appropriate, immediately prior to the amalgamation, merger or consolidation continue to hold greater than 50% of the voting power of the amalgamated company immediately following the amalgamation, merger or consolidation.

Trane Technologies’ articles of association provide that “business combination” means:

•

any amalgamation, merger or consolidation of Trane Technologies or one of Trane Technologies’ subsidiaries with an interested shareholder or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an interested shareholder;

•

any transfer or other disposition to or with an interested shareholder or any affiliate or associate of an interested shareholder of all or any material part of the assets of Trane Technologies or one of Trane Technologies’ subsidiaries; and

•

any issuance or transfer of Trane Technologies’ shares upon conversion of or in exchange for the securities or assets of any interested shareholder, or with any company that is, or would be after such merger or consolidation, an affiliate or associate of an interested shareholder.

Under the Irish Takeover Rules, there is also a mandatory ‘put up or shut up’ (“PUSU”) regime pursuant to which any announcement by a company that commences an offer period must identify the potential bidder in talks with the company or from which an approach has been received. Bidders will have a period of 42 days following the announcement in which they are first identified to announce a firm intention to make an offer for the company or announce that they do not intend to make an offer, in which case the bidder will be restricted from making an offer for the company in the following 6 months.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of Trane Technologies will be governed by the Irish Takeover Panel Act 1997 (as amended) and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below.

General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•

in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;

•

the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities as regards the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;

•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;

•

a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•

a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in Trane Technologies, the acquirer and, depending on the circumstances, its concert parties would be required (except with the consent of the Irish Takeover Panel) to make a cash offer for the outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in Trane Technologies if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a twelve-month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire ordinary shares of Trane Technologies within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for Trane Technologies ordinary shares by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of Trane Technologies (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total ordinary shares of Trane Technologies or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per Trane Technologies ordinary share shall be not less than the highest price paid by the bidder or its concert parties during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of Trane Technologies in the 12 month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of Trane Technologies. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of Trane Technologies is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of Trane Technologies and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the board of directors of Trane Technologies is not permitted to take any action which might frustrate an offer for the shares of Trane Technologies once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the board has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a)	the action is approved by Trane Technologies’ shareholders at a general meeting; or

(b)	with the consent of the Irish Takeover Panel where:

(i)	the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii)	the holders of 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii)	in accordance with a contract entered into prior to the announcement of the offer; or

(iv)	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

For other provisions that could be considered to have an anti-takeover effect, please see above at “—Pre-emption Rights, Share Warrants and Share Options” and “—Disclosure of Interests in Shares,” in addition to “—Corporate Governance” below.

Corporate Governance

The articles of association of Trane Technologies allocate authority over the management of Trane Technologies to the board of directors. The board of directors may then delegate management of Trane Technologies to committees of the board, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Trane Technologies. Trane Technologies currently has an Audit Committee, a Human Resources and Compensation Committee, a Sustainability, Corporate Governance and Nominating Committee, a Finance Committee, a Technology and Innovation Committee and an Executive Committee. Trane Technologies has also adopted Corporate Governance Guidelines that provide the corporate governance framework for Trane Technologies.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of Trane Technologies, an Irish public limited company, is Trane Technologies plc. Trane Technologies was incorporated in Ireland as a public limited company on April 1, 2009 with company registration number 469272. Trane Technologies’ fiscal year ends on December 31 and its registered address is 170/175 Lakeview Dr., Airside Business Park, Swords, Co. Dublin, Ireland.

Duration; Dissolution; Rights upon Liquidation

Trane Technologies’ duration will be unlimited. Trane Technologies may be dissolved at any time by way of either a shareholders’ voluntary winding up or a creditors’ voluntary winding up. In the case of a shareholders’ voluntary winding up, the consent of not less than 75% of the shareholders of Trane Technologies is required. Trane Technologies may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Trane Technologies has failed to file certain returns.

The rights of the shareholders to a return of Trane Technologies’ assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in Trane Technologies’ articles of association or the terms of any preferred shares issued by the directors of Trane Technologies from time to time. The holders of preferred shares in particular may have the right to priority in a dissolution or winding up of Trane Technologies. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities or any creditors, the assets will be distributed to shareholders in proportion to the paid-up par value of the shares held. Trane Technologies’ articles of association provide that the ordinary shareholders of Trane Technologies are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

Holders of ordinary shares of Trane Technologies will not have the right to require Trane Technologies to issue certificates for their shares. Trane Technologies will only issue uncertificated ordinary shares.

Stock Exchange Listing

Trane Technologies’ ordinary shares are listed on the NYSE under the symbol “TT.”

No Sinking Fund

The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

All of our issued ordinary shares are duly and validly issued and fully paid.

Transfer and Registration of Shares

Trane Technologies’ share register is maintained by its transfer agent. Registration in this share register will be determinative of membership in Trane Technologies. A shareholder of Trane Technologies who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in Trane Technologies’ official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on Trane Technologies’ official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on Trane Technologies’ official Irish share register.

We currently intend to pay (or cause one of our affiliates to pay) stamp duty in connection with share transfers made in the ordinary course of trading by a seller who holds shares directly to a buyer who holds the acquired shares beneficially. In other cases Trane Technologies may, in its absolute discretion, pay (or cause one of its affiliates to pay) any stamp duty. Trane Technologies’ articles of association provide that, in the event of any such payment, Trane Technologies (i) may seek reimbursement from the transferor or transferee (at our discretion), (ii) may set-off the amount of the stamp duty against future dividends payable to the transferor or transferee (at our discretion), and (iii) will have a lien against the Trane Technologies shares on which we have paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Trane Technologies shares has been paid unless one or both of such parties is otherwise notified by us.

Trane Technologies’ articles of association delegate to Trane Technologies’ secretary or an assistant secretary the authority to execute an instrument of transfer on behalf of a transferring party. In order to help ensure that the official share register is regularly updated to reflect trading of Trane Technologies shares occurring through normal electronic systems, we intend to regularly produce any required instruments of transfer in connection with any transactions for which we pay stamp duty (subject to the reimbursement and set-off rights described above). In the event that we notify one or both of the parties to a share transfer that we believe stamp duty is required to be paid in connection with such transfer and that we will not pay such stamp duty, such parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from Trane Technologies for this purpose) or request that Trane Technologies execute an instrument of transfer on behalf of the transferring party in a form determined by Trane Technologies. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to Trane Technologies’ transfer agent, the transferee will be registered as the legal owner of the relevant shares on Trane Technologies’ official Irish share register (subject to the matters described below).

The directors of Trane Technologies have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of share only.

The registration of transfers may be suspended by the directors at such times and for such period, not exceeding in the whole 30 days in each year, as the directors may from time to time determine.

DESCRIPTION OF DEPOSITARY SHARES

The following description of preferred shares represented by depositary shares sets forth certain general terms and provisions of depositary agreements, depositary shares and depositary receipts. This summary does not contain all of the information that you may find useful. The particular terms of the depositary shares and related agreements and receipts will be described in the prospectus supplement relating to those depositary shares. For more information, you should review the form of deposit agreement and form of depositary receipts relating to each series of the preferred shares, which will be filed with the SEC promptly after the offering of that series of preferred shares. As used in this section only, “we”, “our” and “us” refers only to Trane Technologies.

General

We may elect to have preferred shares represented by depositary shares. The preferred shares of any series underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company we select. The prospectus supplement relating to a series of depositary shares will set forth the name and address of this preferred share depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the preferred share represented by such depositary share (including dividend, voting, redemption, conversion, exchange and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement, each of which will represent the applicable interest in a number of shares of a particular series of the preferred shares described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the preferred shares (but only in whole preferred shares) underlying those depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the whole number of preferred shares to be withdrawn, the depositary will deliver to that holder at the same time a new depositary receipt for the excess number of depositary shares.

Unless otherwise specified in the applicable prospectus supplement, the depositary agreement, the depositary shares and the depositary receipts will be governed by and construed in accordance with the laws of the State of New York.

Dividends and Other Distributions

The preferred share depositary will distribute all cash dividends or other cash distributions in respect of the preferred shares to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders.

If there is a distribution other than in cash in respect of the preferred shares, the preferred share depositary will distribute property received by it to the record holders of depositary receipts in proportion, insofar as possible, to the number of depositary shares owned by those holders, unless the preferred share depositary determines that it is not feasible to make such a distribution. In that case, the preferred share depositary may, with our approval, adopt any method that it deems equitable and practicable to effect the distribution, including a public or private sale of the property and distribution of the net proceeds from the sale to the holders.

The amount distributed in any of the above cases will be reduced by any amount we or the preferred share depositary are required to withhold on account of taxes.

Conversion and Exchange

If any preferred share underlying the depositary shares is subject to provisions relating to its conversion or exchange as set forth in an applicable prospectus supplement, each record holder of depositary shares will have the right or obligation to convert or exchange those depositary shares pursuant to those provisions.

Redemption of Depositary Shares

Whenever we redeem a preferred share held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date a proportionate number of depositary shares representing the preferred shares that were redeemed. The redemption price per depositary share will be equal to the aggregate redemption price payable with respect to the number of preferred shares underlying the depositary shares. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately as we may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the redemption price.

Voting

Upon receipt of notice of any meeting at which the holders of any preferred shares underlying the depositary shares are entitled to vote, the preferred share depositary will mail the information contained in the notice to the record holders of the depositary receipts. Each record holder of the depositary receipts on the record date (which will be the same date as the record date for the preferred shares) may then instruct the preferred share depositary as to the exercise of the voting rights pertaining to the number of preferred shares underlying that holder’s depositary shares. The preferred share depositary will try to vote the number of preferred shares underlying the depositary shares in accordance with the instructions, and we will agree to take all reasonable action which the preferred share depositary deems necessary to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the preferred shares to the extent that it does not receive specific written instructions from holders of depositary receipts representing the preferred share.

Record Date

Whenever (i) any cash dividend or other cash distribution becomes payable, any distribution other than cash is made, or any rights, preferences or privileges are offered with respect to the preferred shares or (ii) the preferred share depositary receives notice of any meeting at which holders of preferred shares are entitled to vote or of which holders of preferred shares are entitled to notice, or of the mandatory conversion of or any election by us to call for the redemption of any preferred share, then the preferred share depositary will in each instance fix a record date (which will be the same as the record date for the preferred shares) for the determination of the holders of depositary receipts:

•	who will be entitled to receive dividend, distribution, rights, preferences or privileges or the net proceeds of any sale; or

•

who will be entitled to give instructions for the exercise of voting rights at any such meeting or to receive notice of the meeting or the redemption or conversion, subject to the provisions of the deposit agreement.

Amendment and Termination of the Deposit Agreement

We and the preferred share depositary may at any time agree to amend the form of depositary receipt and any provision of the deposit agreement. However, any amendment that materially and adversely alters the rights of holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the preferred share depositary only if all outstanding shares have been redeemed or if a final distribution in respect of the underlying preferred shares has been made to the holders of the depositary shares in connection with the liquidation, dissolution or winding up of us.

Charges of Preferred Share Depositary

We will pay all charges of the preferred share depositary including charges in connection with the initial deposit of the preferred shares, the initial issuance of the depositary receipts, the distribution of information to the holders of depositary receipts with respect to matters on which the preferred share is entitled to vote, withdrawals of the preferred share by the holders of depositary receipts or redemption or conversion of the preferred share, except for taxes (including transfer taxes, if any) and other governmental charges and any other charges expressly provided in the deposit agreement to be at the expense of holders of depositary receipts or persons depositing preferred shares.

Miscellaneous

Neither we nor the preferred share depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing any obligations under the deposit agreement. The obligations of the preferred share depositary under the deposit agreement are limited to performing its duties under the agreement without negligence or bad faith. Our obligations under the deposit agreement are limited to performing our duties in good faith. Neither we nor the preferred share depositary is obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the preferred share depositary may rely on advice of or information from counsel, accountants or other persons that they believe to be competent and on documents that they believe to be genuine.

The preferred share depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment. If we have not appointed a successor preferred share depositary and the successor depositary has not accepted its appointment within 60 days after the preferred share depositary delivered a resignation notice to us, the preferred share depositary may terminate the deposit agreement. See “—Amendment and Termination of the Deposit Agreement” above.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

The following description of share purchase contracts and share purchase units sets forth certain general terms and provisions of share purchase contracts and share purchase units. This summary does not contain all of the information that you may find useful. The particular terms of the share purchase contracts, the share purchase units and, if applicable, the prepaid securities will be described in the prospectus supplement relating to those securities. For more information, you should review the share purchase contracts, the collateral arrangements and any depositary arrangements relating to such share purchase contracts or share purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued, each of which will be filed with the SEC promptly after the offering of the securities. As used in this section only, “we”, “our” and “us” refers to only Trane Technologies.

We may issue share purchase contracts representing contracts obligating holders to purchase from us and us to sell to the holders a specified number of ordinary shares or preferred shares at a future date or dates. The price per share of ordinary share or preferred share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as a part of units, often known as share purchase units, consisting of a share purchase contract and either:

•	debt securities; or

•

debt obligations of third parties, including United States Treasury securities, securing the holder’s obligations to purchase the ordinary shares or preferred shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing each holder’s obligations under the original share purchase contract.

Unless otherwise specified in the applicable prospectus supplement, the share purchase contracts, the share purchase units and the unit agreements pursuant to which the share purchase units will be issued will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the securities offered in this prospectus in any of, or any combination of, the following ways:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

We or any of our agents may directly solicit offers to purchase these securities. If required, the applicable prospectus supplement will name any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the securities in respect of which this prospectus is delivered, and will set forth any commissions payable by us to that agent. Unless otherwise indicated in the prospectus supplement, any such agent will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If we utilize an underwriter or underwriters in the sale, we will execute an underwriting agreement with such underwriters at the time of sale to them. If required, we will set forth in the applicable prospectus supplement the names of the underwriters and the terms of the transaction. The underwriters will use the prospectus supplement to make releases of the securities in respect of which this prospectus is delivered to the public.

If we utilize a dealer or agent in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer or agent, as principal. The dealer or agent may then resell the securities to the public at varying prices to be determined by the dealer or agent at the time of resale. If required, the prospectus supplement will set forth the name of the dealer or agent and the terms of the transaction.

Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by us against certain liabilities, including liabilities under the Securities Act.

If required, the applicable prospectus supplement will set forth the place and time of delivery for the securities in respect of which this prospectus is delivered.

LEGAL MATTERS

The validity of the debt securities, guarantees, depositary shares, share purchase contracts, share purchase units and warrants that may be issued under this prospectus will be passed upon by King & Spalding LLP, Atlanta, Georgia. The validity of the ordinary shares and preferred shares that may be issued by Trane Technologies under this prospectus and particular matters concerning the laws of Ireland will be passed upon by Arthur Cox LLP, Ireland. Particular matters concerning the laws of Luxembourg will be passed upon by Loyens & Loeff Luxembourg SARL.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

Trane Technologies has been advised by its Irish counsel, Arthur Cox LLP, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not automatically be enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	the judgment must be for a definite sum;

•	the judgment must be final and conclusive; and

•	the judgment must be provided by a court of competent jurisdiction. As a matter of Irish law, a court is considered one of competent jurisdiction if one of the following criteria are met:

•	the defendant was resident or present in the U.S. at the time the proceedings were served (e.g., proof of a physical presence or office in the jurisdiction); or

•	the defendant submitted to the jurisdiction of the court by participating in the proceedings.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or constitutional justice under the laws of Ireland, or if it is irreconcilable with an earlier foreign judgment.

Lux International has been advised by its Luxembourg counsel, Loyens & Loeff, that a judgment for the payment of money rendered by a court in the United States based on civil liability would not automatically be enforceable in Luxembourg. There is no treaty between Luxembourg and the United States providing for the reciprocal enforcement of foreign judgment. Enforcement of a judgment obtained against a Luxembourg company in a court in the United States by Luxembourg courts will be subject to the applicable enforcement procedure (exequatur). Pursuant to Luxembourg case law, the granting of exequatur is subject to the following requirements:

•	the foreign court order must be final and duly enforceable (executoire) in the country of origin;

•	the court of origin must have had jurisdiction both according to its own laws and to the Luxembourg conflict of jurisdictions rules;

•	the foreign procedure must have been regular according to the laws of the country of origin;

•	the foreign decision must not violate the rights of defense;

•	the foreign court must have applied the law which is designated by Luxembourg conflict of law rules, or, at least, the order must not contravene the principles underlying these rules;

•	the considerations of the foreign order as well as the judgment as such must not contravene Luxembourg international public order; and

•	the foreign order must not have been rendered subsequent to an evasion of Luxembourg law (fraude à la loi).

It may be difficult for a securityholder to effect service of process within the United States or to enforce judgments obtained against any of Trane Technologies, TTFL, Lux International or Irish Holdings in United States courts. Each of Trane Technologies, TTFL, Lux International and Irish Holdings has agreed that it may be served with process with respect to actions based on offers and sales of securities made in the United States and other violations of United States securities laws by having TTC, a Delaware limited liability company and wholly owned subsidiary of Trane Technologies, be its United States agent appointed for that purpose. TTC is located at 800-E Beaty Street, Davidson, North Carolina 28036. A judgment obtained against any of Trane Technologies, TTFL, Lux International or Irish Holdings in a United States court would be enforceable in the United States but could be executed upon only to the extent such company has assets in the United States. An Irish court may impose civil liability on Trane Technologies, TTFL or Irish Holdings, or their respective directors or officers, and a Luxembourg court may impose civil liability on Lux International, or its directors or officers in a suit brought against Lux International or its directors or officers, with respect to a violation of United States federal securities laws, provided that the facts surrounding such violation would constitute or give rise to a cause of action under Irish law or Luxembourg law, as the case may be.

Trane Technologies Financing Limited

$500,000,000 5.100% Notes due 2034

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup

J.P. Morgan

Mizuho

BNP PARIBAS

BofA Securities

Goldman Sachs & Co. LLC

Co-Managers

Deutsche Bank Securities

MUFG

US Bancorp

June 4, 2024